Exhibit 99.2

 PIEDMONT AND SAYONA  PROPOSED MERGER & EQUITY FINANCING PRESENTATION  19 November 2024

 Important Information and Disclaimer  2  Important Information and Disclaimer  This presentation (Presentation) is dated 19 November 2024 has been prepared by Sayona Mining Limited (Sayona or the Company) in connection with Sayona’s proposed:  •  merger with Piedmont Lithium Inc. (Piedmont), which will result in Sayona being the ultimate parent company  (MergeCo) (the Transaction or the Merger)  equity raising of new ordinary shares in Sayona (New Shares) and new CHESS depository interests in Piedmont to eligible shareholders.  This Presentation provides a general overview of the Company and its strategy. The lead manager, bookrunner and equity capital markets adviser to the Sayona Unconditional Placement and the Conditional Placement (Capital Raisings) is Canaccord Genuity (Australia) Limited ACN 075 071 466 (the Lead Manager).  Summary information  The Presentation does not purport to be all-inclusive or to contain all the information that you or any other party may require to evaluate the prospects of the Company. The information in this Presentation should be read in conjunction with Sayona’s other periodic and continuous disclosure announcements lodged with the Australian Securities Exchange (ASX), which are available at www.asx.com.au, as well as Piedmont’s periodic and continuous disclosure announcements filed with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov.  To the fullest extent permitted by law, the Company, the Lead Manager and their respective affiliates, related bodies corporates, officers, employees, partners, agents and advisers make no representation or warranty (express or implied) as to the currency, accuracy, reliability, reasonableness or completeness of the information in this Presentation and expressly disclaim all responsibility and liability for any loss or damage arising in respect of your reliance on the information contained in this Presentation (including your reliance on the accuracy, completeness or reliability of that information), or any errors in or omissions from this Presentation, including any liability arising from negligence.  The content of this Presentation is provided as at the date of this Presentation (unless otherwise stated). Certain information in this Presentation has been sourced from Piedmont, its representatives or associates. As described further in the risk factors outlined this Presentation, while steps have been taken to review that information, no representation or warranty, expressed or implied, is made in this Presentation as to the fairness, accuracy, correctness, completeness or adequacy of that information.  Financial information and forward looking statements  All financial information in this Presentation is in Australian Dollars ($ or AUD) unless otherwise stated. This Presentation includes certain pro forma financial information. The pro forma financial information provided in this Presentation is for illustrative purposes only and is not represented as being indicative of Sayona’s views on its, nor anyone else’s, future financial position and/or performance or any scale benefits, synergies or opportunities that may be realised as a result of the Acquisition.  This Presentation contains “forward looking statements” concerning the financial conditions, results of operations and business of Sayona. All statements other than statements of fact or aspirational statements, are or may be deemed to be “forward looking statements”.  Often, but not always, forward looking statements can generally be identified by the use of forward looking words such as “may”, “will”, “expect”, “intend”, “plan”, “estimate”, “anticipate”, “continue”, “outlook”, “predict”, “contemplate”, “forecast”, “likely”, “believe”, “target”, “will”, “could”,” “would”, “should”, “potential”, “may” and “guidance”, or other similar words and may include, without limitation, statements regarding plans, strategies and objectives of management, future or anticipated production or construction commencement dates and expected costs, resources and reserves, exploration results or production outputs.  Forward looking statements are statements of future expectations that are based on management’s current expectations and assumptions and known and unknown risks and uncertainties that could cause the actual results, performance or events to differ materially from those expressed or implied in these statements. These risks include, but are not limited to risks related to the Transaction and/or Capital Raisings, including the risk that conditions are not satisfied, the risk of litigation, uncertainties as to the timing, risks of disruption to current plans or operations, risks to ability to hire key personnel, competitive responses to the Transaction and/or Capital Raising, potential adverse reactions to relationship with customers, MergeCo’s ability to achieve synergies, as well as delays, challenges and expenses associated with integrating MergeCo’s existing businesses. Such risks also include price fluctuations, actual demand, currency fluctuations, drilling and production results, resource and reserve estimates, loss of market, industry competition, environmental risks, physical risks, legislative, fiscal and regulatory developments, economic and financial market conditions in various countries and regions, political risks, project delay or advancement, approvals and cost estimates. Please refer to the Key Risks section in the presentation for further details.  Other factors that might cause such a difference include those discussed in the prospectus on Form F-4 to be filed in connection with the proposed transaction. The forward-looking statements included in this communication are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, Sayona undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Not an offer  This Presentation is for information purposes only and is not a prospectus, disclosure document, product disclosure statement or other offering document under Australian, U.S. or any other law (and will not be lodged with the Australian Securities and Investment Commission (ASIC)). This Presentation is not and should not be considered an offer or an invitation, or a solicitation of an offer, to subscribe for or acquire securities or any other financial products.  Any offer in the Capital Raisings (Offer) will only be made available to eligible investors. Determination of eligibility of investors for the purposes of the Offer is determined by reference to a number of matters, including legal requirements and the discretion of Sayona and the Lead Manager. To the maximum extent permitted by law, Sayona and the Lead Manager each disclaim any liability in respect of the exercise of that discretion or otherwise.

 Important Information and Disclaimer  Not an offer (continued)  The distribution of this Presentation in jurisdictions outside of Australia may be restricted by law and any such restriction should be observed. Any failure to comply with such restrictions may constitute a violation of applicable securities laws. This Presentation has been prepared for publication in Australia and may not be released to US wire services or distributed in the United States. This Presentation does not constitute an offer to sell, or a solicitation of an offer to buy, securities in the United States or any other jurisdiction where it would be illegal. The New Shares have not been, and will not be, registered under the US Securities Act of 1933 (US Securities Act) and may not be sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the US Securities Act and applicable US state securities laws. The distribution of this Presentation in the United States and elsewhere outside Australia may be restricted by law. Persons who come into possession of this Presentation should observe any such restrictions as any non-compliance could contravene applicable securities laws. In addition, this Presentation is not intended to and shall not constitute an offer to sell or the solicitation of an offer to buy any Sayona securities pursuant to the Merger, nor shall there be any sale of Sayona securities pursuant to the Merger in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer of Sayona securities pursuant to the Merger shall be made, except by means of a prospectus meeting the requirements of Section 10 of the US Securities Act, as amended.  Please refer to the section of this Presentation headed International Offer Restrictions for more information.  Not financial product advice  This Presentation has been prepared without taking into account the specific objectives, financial situation or needs of  individual investors. Before making an investment decision, prospective investors should consider the appropriateness of the information having regard to their own objectives, financial situation and needs and seek appropriate advice, including financial, legal and taxation advice appropriate to their jurisdiction and circumstances. Sayona is not licensed to provide financial product advice in respect of its securities. Cooling off rights do not apply to the acquisition of New Shares.  Investment risk and other risks  An investment in New Shares is subject to investment and other known and unknown risks, some of which are beyond  the control of Sayona. Sayona does not guarantee any particular rate of return or the performance of Sayona or the New Shares. Investors should have regard to the Key Risks section of this Presentation when making their investment decision. These risks, together with other general risks applicable to all investments in listed securities not specifically referred to, may affect the value of shares in Sayona (including New Shares) in the future. There is no guarantee that the New Shares will make a return on the capital invested or that there will be an increase in the value of the New Shares in the future.  Mineral Resources and Ore Reserves - Sayona  The information in this presentation that relates to the mineral resource and ore reserves estimates of Sayona’s projects (i.e. NAL, Authier and Moblan) has been extracted from the ASX announcement titled “Annual Report to Shareholders” released on 30 August 2024 and which is available at www.asx.com.au.  Sayona confirms that it is not aware of any new information or data that materially affects the information included in that market announcement and that all material assumptions and technical parameters underpinning the estimates in that market announcement continue to apply and have not materially changed. Sayona confirms that the form and context in which the Competent Person’s findings are presented have not been materially modified from that market announcement.  Mineral Resources and Ore Reserves – Piedmont  The information in this presentation that relates to the mineral resource and ore reserves estimates of Piedmont’s Carolina Lithium project has been extracted from the ASX announcement titled Piedmont Completes BFS of the Carolina Lithium Project" released on 15 December 2021” and which is available at www.asx.com.au.  Piedmont confirms that it is not aware of any new information or data that materially affects the information included in that market announcement and that all material assumptions and technical parameters underpinning the estimates in that market announcement continue to apply and have not materially changed. Piedmont confirms that the form and context in which the Competent Person’s findings are presented have not been materially modified from that market announcement.  Production target disclosure - Sayona  The information in this presentation that relates to the production targets for Sayona’s projects (i.e. NAL, Moblan and Authier) has been extracted from the following ASX announcements:  NAL: Sayona announcement "Definitive Feasibility Study Confirms NAL Value with A$2.2B NPV" released on 14  April 2023  Moblan: Sayona announcement "Moblan Lithium Project Definitive Feasibility Study" released on 20 February 2024  Authier: Sayona announcement "Definitive Feasibility Study Confirms NAL Value with A$2.2B NPV" released on 14 April 2023  Sayona confirms that all the material assumptions underpinning the production targets in each of those market announcements continue to apply and have not materially changed. Each of those announcements is available from www.asx.com.au.  Production target disclosure- Piedmont  The information in this presentation that relates to the production target for Piedmont’s Carolina Lithium project has been extracted from the following ASX announcements Carolina Lithium: Piedmont announcement “ Piedmont Completes BFS of the Carolina Lithium Project" released on 15 December 2021 and which is available at www.asx.com.au.  Piedmont confirms that all the material assumptions underpinning the production in that market announcement continue to apply and have not materially changed. A copy of that announcement is available from www.asx.com.au.  2

 Important Information and Disclaimer  2  JORC Code  It is a requirement of the ASX Listing Rules that the reporting of Ore Reserves and Mineral Resources in Australia comply with the Joint Ore Reserves Committee’s Australasian Code for Reporting of Mineral Resources and Ore Reserves (JORC Code).  Investors outside Australia should note that while Ore Reserves and Mineral Resource estimates of the Company in this document comply with the JORC Code, they may not comply with the relevant guidelines in other countries and, in particular, do not comply with (i) National Instrument 43-101 (Standards and Disclosure for Mineral Projects) of the Canadian Securities Administrators (the “Canadian NI 43-101 Standards”); or 1300 of Regulation S-K which governs disclosures of mineral reserves in registration statements filed with the SEC. Information contained in this Presentation describing mineral deposits may not be comparable to similar information made public by companies subject to the reporting disclosure requirements of Canadian and US securities laws.  Financial data  The pro forma historical financial information has been prepared by the Company in accordance with the measurement and recognition requirements, but not the disclosure requirements, of applicable accounting standards and other mandatory reporting requirements in Australia. Investors should also note that the pro forma historical financial information is for illustrative purposes only and does not purport to be in compliance with Article 11 of Regulation S-X of the rules and regulations of the SEC.  Prospective investors should be aware that certain financial data included in this presentation is "non-IFRS financial information" under ASIC Regulatory Guide 230 Disclosing non-IFRS financial information published by ASIC and also "non-GAAP financial measures" within the meaning of Regulation G under the U.S. Securities Exchange Act of 1934.  These non-IFRS/non-GAAP financial measures do not have a standardised meaning prescribed by Australian Accounting Standards and therefore may not be comparable to similarly titled measures presented by other entities, and should not be construed as an alternative to other financial measures determined in accordance with Australian Accounting Standards. Although the Company believes that these non-IFRS/non-GAAP financial measures provide useful information to users in measuring the financial position of its business, investors are cautioned not to place undue reliance on any non-IFRS/non-GAAP financial measures included in this Presentation. Such financial information is unaudited and does not purport to be in compliance with Article 3-05 of Regulation S-X under the U.S. Securities Act.  Additional Information and where to find it  In connection with the proposed transaction, Sayona intends to file with the SEC a registration statement on Form F-4 that also constitutes a prospectus of Sayona. Sayona also plans to file other relevant documents with the SEC regarding the proposed transaction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors  and shareholders will be able to obtain free copies of these documents (if and when available), and other documents  containing important information about Piedmont and Sayona, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Sayona will be available free of charge on Sayona’s website at www.sayonamining.com.au or by contacting Sayona’s Investor Relations Department by email at ir@sayonamining.com.au or by phone at +61 7 3369 7058. Copies of the documents filed with the SEC by Piedmont will be available free of charge on Piedmont’s website at http://www.piedmontlithium.com/ or by contacting Piedmont’s Investor Relations Department by email at info@piedmontlithium.com or by phone at +1 (704) 461-8000.  Participants in the Solicitation  This communication is not a solicitation of proxies in connection with the proposed transaction. However, under SEC rules, Sayona, Piedmont, and certain of their respective directors, executive officers and other members of the management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Piedmont’s directors and executive officers may be found in its 2023 Annual Report on Form 10-K filed with the SEC on February 29, 2024, available at www.piedmontlithium.com/ir/ and www.sec.gov. Information about Sayona’s directors and executive officers may be found in its 2024 Annual Report to Shareholders available on its website at https://sayonamining.com.au/investors/financial-reports/ and filed with the ASX on August 29, 2024. The information included on, or accessible through, Sayona’s or Piedmont’s website is not incorporated by reference into this communication. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement/prospectus and other relevant materials to be filed with the SEC and applicable securities regulators in Australia when they become available.

 Important Information and Disclaimer  2  Disclaimer  None of the Lead Manager nor any of its advisers or any of its affiliates, related bodies corporate, directors, officers, partners, employees and agents have authorised, permitted or caused the issue, lodgement, submission, dispatch or provision of this Presentation and none of them makes or purports to make any statement in this Presentation and there is no statement in this Presentation which is based on any statement by them.  To the maximum extent permitted by law, the Lead Manager and its advisers, affiliates, related bodies corporate, directors, officers, partners, employees and agents:  expressly exclude and disclaim any and all responsibility and liability, including, without limitation, any liability arising out of fault or negligence or in respect of any expenses, losses, damages or costs incurred by you as a result of your participation in the Offer, from the use or reliance on information in this Presentation, and the information in this Presentation being inaccurate or incomplete in any way for any reason, whether by way of negligence or otherwise;  expressly exclude and disclaim all liabilities in respect of, make no representations regarding, any part of this Presentation and make no representation or warranty as to the currency, accuracy, reliability or completeness or fairness of that information, or that this Presentation contains all material information about Sayona, Piedmont, the Offer or the Merger or information that a prospective investor or purchaser may require in evaluating a possible investment in Sayona or acquisition of New Shares; and  expressly exclude and disclaim any fiduciary relationship between, or assumption of any duty by them or in favour of you.  The Lead Manager and its advisers, affiliates, related bodies corporate, directors, officers, partners, employees and agents:  take no responsibility for any part of this Presentation, and there is no statement in this Presentation which is based on any statement by any of these persons (except for references to the Lead Manager’s name), or the Offer; and  make no recommendations as to whether you or your related parties should participate in the Offer nor do they make any representations or warranties to you concerning the Offer.  You undertake that you will not seek to sue or hold either the Lead Manager or its advisers, affiliates, related bodies corporate, directors, officers, partners, employees and agents liable in any respect in connection with this Presentation or the Offer (to the maximum extent permitted by law).  ASX does not take any responsibility for the contents of this Presentation.  Disclosure  The Lead Manager and its affiliates and related bodies corporate are full service financial institutions engaged in various activities, which may include trading, financial advisory, investment management, investment research, principal investment, hedging, market making, market lending, brokerage and other financial and non-financial activities and  services including for which they have received or may receive customary fees and expenses. The Lead Manager and its advisers, affiliates, related bodies corporate, directors, officers, partners, employees, and agents may have interests in the securities of Sayona or Piedmont, including providing investment banking services to, Sayona or Piedmont.  Further, they may act as market maker or buy or sell those securities or associated derivatives as principal or agent. The Lead Manager, in conjunction with its affiliates and related bodies corporate, are acting as Lead Manager, Bookrunner and Equity Capital Markets Adviser to the Offer for which they have received or expect to receive fees and expenses.  The Lead Manager is acting for and providing services to the Company in relation to the Offer and will not be acting for or providing services to the Company’s shareholders or creditors. The Lead Manager was engaged solely as an independent contractor and is acting solely in a contractual relationship on an arm’s length basis with the Company. The engagement of the Lead Manager by the Company is not intended to create any agency or other relationship between the Lead Manager and the Company’s shareholders or creditors.  The Lead Manager, its affiliates and/or its related bodies corporate are or may in the future be lenders to the Company or its affiliates and/or its related bodies corporate. The Lead Manager, its affiliates and related bodies corporates may earn fees, make profits and manage, avoid and/ or incur losses, and be indemnified for liabilities and/or reimbursed for expenses in connection with these transactions.  In connection with the bookbuild to the Sayona Unconditional Offer, one or more institutional investors may elect to acquire an economic interest in the New Shares (“Economic Interest”), instead of subscribing for or acquiring the legal or beneficial interest in those securities. The Lead Manager (or its affiliates or related bodies corporate) may, for its own account, write derivative transactions with those investors relating to the New Shares to provide the Economic Interest, or otherwise acquire fully paid ordinary shares (which may include New Shares) in the Company in connection with the writing of those derivative transactions in the institutional bookbuild and/or the secondary market. As a result of those transactions, the Lead Manager (or its affiliates or related bodies corporate) may be allocated, subscribe for or acquire New Shares or securities of the Company in the institutional bookbuild and/or the secondary market, including to hedge those derivative transactions, as well as hold long or short positions in those securities. These transactions may, together with other securities in the Company acquired by the Lead Manager, its affiliates or related bodies corporate in connection with their ordinary course sales and trading, principal investing and other activities, result in the Lead Manager, its affiliates or related bodies corporate disclosing a substantial holding and earning fees.

 Today’s Speakers  Lucas Dow  Managing Director & CEO Sayona  Keith Phillips  President & CEO Piedmont Lithium  2

 Table of Contents  2  1  Proposed Merger Transaction  2  Proposed Equity Financing  3  Additional Information

 1 Proposed Merger Transaction

 Investment Highlights  Building a leading lithium business with spodumene resources of global scale  Largest lithium producer in North America; merger enables brownfield expansion at NAL Three DFS-stage development projects in favorable locations  Leadership team combining deep operating experience and strong corporate governance  Significant merger synergies and ongoing cost savings measures  Funding raise led by Resource Capital Fund VIII L.P. provides balance sheet strength to weather down-market and advance projects toward development  10

 Proposed Merger Transaction Details  All-stock merger between Piedmont Lithium and Sayona Mining  Sayona, the surviving entity, will rebrand under a new name to be announced in due course (“MergeCo”)  [Post transaction ownership split(1) of MergeCo: approximately 50% Piedmont shareholders / 50% Sayona shareholders, prior to a conditional placement in MergeCo]  The Sayona and Piedmont board of directors unanimously recommend that their respective shareholders vote in favour of the Transaction and intend to vote, or procure the voting of any Sayona or Piedmont shares held by them (as applicable) in favour of the Transaction, in each case subject to a superior proposal  Overview  Effected via an Agreement and Plan of Merger with Sayona remaining the ultimate parent entity  MergeCo to be domiciled in Australia, with a primary listing on ASX and a secondary listing on Nasdaq  Share consolidation being evaluated as part of merger transaction  Global presence with corporate headquarters in Brisbane, Australia, and offices in Belmont, North Carolina and Montreal, Quebec  Transaction expected to close in the first half of 2025  Completion is subject to shareholder approval of each company, regulatory approvals, and other customary conditions for a transaction of this nature  Structure  Closing  10  Lucas Dow to be Managing Director and CEO of MergeCo; Keith Phillips to be Strategic Advisor for a transition period  Chairman of MergeCo to be nominated by Piedmont(2)  MergeCo Board of 8 members, 4 directors appointed by Piedmont and 4 directors appointed by Sayona  Governance  Ownership based on fully diluted shares outstanding  Sayona shareholders are voting to consider removing the casting vote of the Sayona chairman at board meetings at the Annual General Meeting to be held on Thursday, 28 November 2024. If the Sayona constitution continues to provide the chairman with a casting vote on board resolutions, the chairman has confirmed to Sayona that such casting vote shall not, at any point in time, be exercised.

 Combination Creates a Stronger, Streamlined Lithium Business Positioned to Grow Through Cycles  #1 North American hard rock pure- play lithium producer  Significant combined lithium Ore Reserve Estimate of 70.4Mt @ 1.15% Li2O and M&I Mineral Resource estimate totalling 153.5Mt @ 1.15% Li2O1  Advantaged access to U.S. end markets and IRA incentives  Scale  Consolidated North American Lithium (“NAL”) offtake economics  Complementary technical capabilities  Simplified ownership structure  Material logistics, procurement and marketing synergies  Optimization  Aligns economic interests in pursuing NAL brownfield expansion  Significantly strengthened balance sheet to support growth pipeline  Diversified growth portfolio with significant optionality  Growth  +  Transaction Rationale  1. Combined Sayona and Piedmont lithium spodumene ore reserve estimates and mineral resource estimates (in the measured and indicated category, inclusive of reserves and exclusive of inferred resources). Ore reserve and mineral resource estimates reported in accordance with the JORC code. Metrics as reported and shown on a net attributable basis, refer to supporting information on pages 35 – 38  12

 Commitment to ESG  Environmental Initiatives  Commitment to environmental stewardship  embracing collaboration and innovation  Social Responsibility  Goal to build mutual and lasting trust with First Nations and surrounding communities  Governance  We believe that a high standard of corporate governance is paramount for sustainable long-term performance and value creation  Low carbon hard rock spodumene producer with material proportion of energy requirements generated through renewable hydro-power  Developing a biodiversity index for Quebec projects to support long term decision making  Committed to appropriate management of water, tailings and waste in accordance with project approvals  Operating asset located in Tier 1 jurisdiction  Engagement through collaborative research partnerships, sponsorships, donations and implementing transparent and responsive feedback processes  Committed to continue enhancing Climate, Modern Slavery and Sustainability disclosures in line with evolving global standards  Implementing Towards Sustainable Mining initiative at NAL  Building a diverse Board of Directors with a strong mix of experience and skillsets  Establishing a robust governance structure with appropriate committees led by independent chairpersons  Independent, non-executive directors will serve as the chairpersons of the Audit, Nomination and Remuneration Committees  12

 2 1  3  4  Scale Optimization Growth  Major Assets Located in Lower Risk Mining Jurisdictions  2  3  1 4  Overview of Key MergeCo Assets(1)  Estimated Spodumene Concentrate Production and JORC Code Ore Reserve and Mineral Resource Estimates as reported and shown on a 100% basis. Mineral resources are reported inclusive of reserves and exclusive of inferred resources. Metrics based off studies and company disclosure (see “Important Information and Disclaimer” section for details), refer to page 35 – 38 for supporting information on Mineral Resource and Ore Reserve Estimates  Combined Sayona and Piedmont spodumene resources excluding Ewoyaa (inclusive of reserves and exclusive of inferred resources) as reported and shown on a net attributable basis  Attributable annual SC6 equivalent spodumene concentrate production capacity  Dry metric tonnes of spodumene concentrate  Authier counted as development asset and not included in NAL  NAL  Piedmont / Sayona  (75%)  (25%)  Production Capacity  226ktpa SC5.4  LoM (years)  20  Ore Reserves  20.1Mt @ 1.09% Li2O  Mineral Resources (M+I)  72.1Mt @ 1.14% Li2O  Moblan  Sayona / IQ  (60%)  (40%)  Production Capacity  300ktpa SC6.0  LoM (years)  21  Ore Reserves  34.5Mt @ 1.36% Li2O  Mineral Resources (M+I)  65.1Mt @ 1.25% Li2O  Authier  Piedmont / Sayona  (75%)  (25%)  LoM (years)  20  Ore Reserves  11.3Mt @ 0.96% Li2O  Mineral Resources (M+I)  14.1Mt @ 1.01% Li2O  Carolina Lithium  Piedmont  (100%)  Production Capacity  242ktpa SC6.0  LoM (years)  11  Ore Reserves  18.3Mt @ 1.10% Li2O  Mineral Resources (M+I)  28.2Mt @ 1.11% Li2O  70.4Mt @1.15% Li2O Reserves  153.5Mt @1.15% Li2O Resources  Combined Reserve & Resource(2)  Combined Key Statistics  593 ktpa  155.8Kt  LTM Production at 30 June 2024(4)  1 Producing  4 Development  Project Portfolio(5)  Production Capacity(3)  Ewoyaa  Atlantic / Piedmont  Refer to page 32 for further details  5  5  12  (40.5%)  (40.5%)

 Growth  Scale Optimization  Leading Hard Rock Resource Base Totalling 205Mt  Select Hard Rock M+I+I Mineral Resource Base Benchmarking  Attributable M+I+I Mineral Resource Estimate (Mt)(1), M+I+I Mineral Resource Grade (%)(2) and M+I+I Resource Contained LCE (Mt)  Peer Mineral Resource Estimates (Measured, Indicated & Inferred) as reported, refer to supporting sources on page 39 for peer comparison resource estimates and supporting information on page 35 – 38 for Sayona and Piedmont resource estimates  Resource grade calculated based on companies total hard rock attributable portfolio  Operating indicates one or more producing assets within the portfolio  Assumes completion of Rio Tinto’s acquisition of Arcadium Lithium  Excludes Ewoyaa  0.70%  0.90%  0.80%  1.00%  1.10%  1.20%  1.40%  1.30%  1.50%  1.60%  -  50  100  200  250  1.0  Attr. Contained LCE (Mt)  Mineral Resource Grade (% Li2O, M+I+I)  Legend  Operating3 Non operating  MergeCo(5)  150  Mineral Resource Tonnes (Mt Ore, M+I+I)  (4)  MergeCo positioned as the pre-eminent “mid-cap” lithium producer  (5)  400  14

 Positioned to be a North American Lithium Champion  North America Hard Rock Lithium Producers  North American LOM Avg. Spodumene Concentrate Capacity (ktpa SC6 equivalent)(1)  Capacity based on public company data (see “Important Information and Disclaimer” section for details). Totals may differ due to small rounding. Excludes Chinese companies. Refer to supporting information on page 40  LOM average spodumene production for North American Lithium expected to be 190ktpa SC5.4 (171ktpa SC6.0), includes Authier project  Scale Optimization Growth  593  569  397  350  308  285  259  147  141  100  58  Moblan  NAL(2)  Carolina  Carolina  Moblan  NAL(2)  NAL(2)  MergeCo  14  #1 North American pure-play hard rock lithium producer  Currently the largest permitted & producing hard-rock lithium mine in North America with potential to develop 3 additional high quality projects

 Quebec  Growth  Scale Optimization  Simplified Ownership Structure Unlocks Potential  Lac-Albert Property  Authier Project  Eeyou Istchee James Bay Hub  Tansim Property  ALMA  SAGUENAY  CHAPAIS  LEBEL-SUR- QUÈVILLION  AMOS  SENNETERRE  North American Lithium Complex  VAL-D’OR  Abitibi-Tèmiscamingue Hub  ROUYN- NORANDA  LA TUQUE  route 155  route 175  route 117  Target annual production for first four years until start of downstream production, production target over life-of-mine of 190ktpa spodumene concentrate. Refer to Sayona ASX announcement released on 14 April 2023  Refer to Sayona’s Moblan Mineral Resource Upgrade announcement on 27 August 2024 and Moblan DFS announcement on 20 February 2024  NAL is a major hard rock producer targeting 226ktpa of annual spodumene  concentrate production(1)  Moblan is one of the largest and highest grade North American spodumene  resources, with a recently published resource upgrade and DFS(2)  Attractive low carbon intensity production levels relative to peers through access  to hydropower in Quebec  Early studies commenced and underpinned by a significant resource base  Supports reduction in unit mining costs and capital intensity (utilizing existing  pre-stripping and infrastructure), resulting in higher cashflow generation through-  the-cycle  Economic Alignment to Pursue NAL Brownfield Expansion  Would benefit from a lower delivered cost to U.S. OEMs given asset proximity  MergeCo to seek technical partners / expertise in chemical production  Enhanced Downstream Integration Optionality  MergeCo to consider fully-integrated solution for end customers  Increased feedstock optionality, including more than 3 sources in Quebec  High Quality, Strategically Located Assets  Moblan Project  Close proximity to Chibougamau given existing rail and other infrastructure  CHIBOUGAMAU  14

 Economic Alignment to Pursue NAL Brownfield Expansion  Anticipate a material reduction in the strip ratio and therefore mining costs (by using existing pre-stripping and infrastructure)  Early internal studies commenced, underpinned by a significant resource base(1)  Simplification of ownership structure, with removal of contractual complexities  Planned to result in higher cashflow generation through-the-cycle  Low capital intensity with a lower cost base (utilizing existing pre-stripping and infrastructure) and increase in mine life will materially improve returns and asset value  1  3  2  5  4  Scale Optimization Growth  Brownfield site with existing infrastructure will have a significantly faster and simpler permitting process than a new development  6  17  1. Updated JORC Mineral Resource Estimate, refer to Sayona’s ASX announcement on 27 August 2024, “North American Lithium Resource increases 51% to 88Mt"

 Scale Optimization Growth  Synergies Improve Cost Base and Resilience Through The Cycle  SG&A  Asset Optimization  Logistics & Procurement  Initial Estimate of Annual Cost Synergies  Initial Estimate of Run-Rate Synergies  US$15-20M  per annum  Strengthened balance sheet with ability to fund and accelerate growth projects  Better placed to pursue a vertically integrated strategy through downstream solutions for key assets  STRENGTHENED POSITION TO DELIVER GROWTH PROJECTS  Optimize logistics and procurement with potential to deliver lower operating costs  Marketing synergies expected through significantly expanded customer relationships  Ability to re-route and share staff between projects  OPERATING SYNERGIES  Optimization of corporate and JV functions  Reduction of corporate costs  CORPORATE OVERHEADS  Leveraging proven management and technical expertise to expand production base  SHARING OF TECHNICAL EXPERTISE  17

 Estimated Spodumene Concentrate Production Capacity as reported and shown on an attributable basis. Refer to “Important Information and Disclaimer” section for the source of previously reported production targets for NAL Upstream, Authier, Carolina Lithium, and Moblan, which are underpinned by the Mineral Resource and Ore Reserve Estimates on page 35 - 38  Projects listed in alphabetical order  Moblan equity interest shown to be 60%  Production target over life-of-mine of 190ktpa spodumene concentrate. Target annual production for  first four years until start of downstream production is 226ktpa. Refer to Sayona ASX announcement released on 14 April 2023  Combined Scale Enhances Growth Pipeline and Provides Flexibility to Optimize Development  Early-stage Projects  Brownfield Expansions  Advanced Projects  Growth Pipeline(1)(2)  190ktpa(4)  (171ktpa SC6 equivalent)  Sayona Project  Piedmont Project  NAL Upstream Expansion  Operating Assets  NAL Upstream  422ktpa  (422ktpa SC6 equivalent excluding Ewoyaa)  Scale Optimization Growth  NAL Downstream  Authier  17  WA Exploration  Killick  Carolina Lithium  Ewoyaa  Moblan (3)

 Upcoming Milestones  Growth  Optimization  Scale  1  2  3  4  5  NAL  EWOYAA  CAROLINA  MOBLAN  CORPORATE  Achieve operating cost reductions based on run-rate production levels Complete exploration drilling and update Resource and Reserve Estimates Early studies for brownfield expansion of spodumene concentrate production  Ratification of Mining Lease  Completion of $28mm MIIF project-level investment  Secure non-dilutive project financing to reduce partner equity requirements  Secure Air and Water Permit  Engineering optimization for consolidation of activities in North Carolina Advance strategic partnering and project finance options  Complete exploration drilling and update Resource and Reserve Estimates Scoping Study for larger scale spodumene concentrate production  Initiate Permitting process  Complete merger and realize operating synergies  Complete capital raise to execute strategic plans and create cash runway into 2026 Evaluate downstream partnering on consolidated platform  17

 2 Proposed Equity Financing

Equity Raising Summary

1 **Sayona Unconditional Placement**[1]	• Fully underwritten unconditional institutional placement to raise ~A$40 million (~US$27 million) (before costs) through the issue of 1,250.0 million new shares in Sayona ("**New Shares**") utilising Sayona's available capacity under ASX Listing Rule 7.1 • Offer price of $0.032 per New Share represents a 15.8% discount to the last closing price of $0.0380 of SYA shares on ASX on Monday, 18 November 2024 and an 8.7% discount to the 5-day VWAP of $0.0350
2 **Piedmont Placement**[1]	• Proposed equity raise of ~A$40 million (~US$27 million) (before costs). • Further details to be provided on completion by Piedmont in accordance with regulatory requirements.
3 **Conditional Placement**[1]	• Resource Capital Fund VIII L.P., associated with Resource Capital Funds ("**RCF**"), a leading critical minerals and mining-focused global investment firm, has entered into a subscription agreement to acquire shares under the Conditional Placement for a total of ~A$69 million (~US$45 million) subject to Sayona shareholder approval for the purposes of the ASX Listing Rules at an extraordinary general meeting ("**Sayona EGM**"), completion of the Merger in accordance with the terms and conditions of the Merger Agreement and other customary conditions. If the Conditional Placement completes on its terms, then RCF VIII will be entitled to certain information rights and to nominate an observer to the Board. See the summary on page 59 • Offer price at the same price as the Sayona Unconditional Placement
4 **Potential Follow On Raising**[1]	• Conditional on closing of the Merger, MergeCo is considering undertaking an offer to raise up to approximately A$22.5 million (~US$15 million) to eligible non-institutional MergeCo securityholders • Additional details on any such raise will be provided closer to Merger completion
Use of Funds	See page 23 for details on use of funds
Underwriter	Canaccord Genuity (Australia) Limited (the "**Lead Manager**") acting as sole Lead Manager, Bookrunner and Equity Capital Markets Adviser to the fully underwritten Sayona Unconditional Placement and Lead Manager to the Conditional Placement[2]



Merger Announced
~A$40M (~US$27M)
1
~A$40M (~US$27M)
2
PIEDMONT LITHIUM
SAYONA
Merger Effective
~A$69M (~US$45M)
3
~A$22.5M (~US$15M)
4
MergeCo
ASX primary listing
Nasdaq secondary listing of ADRs

1. Assumed exchange rate AUD/USD = 0.67, RCF Subscription assumes spot AUD/USD exchange rate.
2. Refer to 'Summary of Sayona Placement Agreement' on page 56 – 58 for a description of the terms and conditions of the underwriting arrangements

PIEDMONT LITHIUM | SAYONA
22

Capital Structure, Sources and Uses of Funds

Merger Effective Date

Illustrative Capitalisation Metrics (1)		Sayona (Pre-Completion)	Piedmont (Pre-Completion)	Estimated Combined (Pre-Completion)	Conditional Placement	Estimated Combined (Completion)
Proposed Equity Financing	US$	US$27M	US$27M	**US$54M**	US$45M	**US$99M**
	A$	A$40M	A$40M	**A$80M**	A$69M	**A$149M**
Pro-Forma Market Capitalization	US$	US$289M (2)	US$289M (2)	**US$578M (2)**		**US$623M (3)**
(as of 18 November 2024)	A$	A$431M	A$431M	**A$862M**		**A$931M**

1. Assumed exchange rate AUD/USD: 0.67. Numbers presented may not add up precisely to the totals provided due to rounding
2. Based on current share pricing as of 18 November 2024, and exchange ratio of 1 PLL share for 527 SYA shares.
3. Based on current share pricing as of 18 November 2024, and exchange ratio of 1 PLL share for 527 SYA shares. Assumes nil equity raised as part of potential Follow on Raising.

Note: The estimated combined data is based on certain assumptions and involves known and unknown risks and uncertainties. Actual events or results may differ materially. Please refer to the disclaimer included at the front of this presentation.

Sources and Uses		
Sources of Funding	A$[1]	US$[1]
Estimated Cash at Merger Completion[2]	**$155**	**$104**
Conditional Placement	**$69**	**$45**
Potential Share Purchase Plan[3]	**$22**	**$15**
Total Sources	**$246**	**$164**
Uses of Funding (From Merger Completion to Mid-2026)	A$[1]	US$[1]
Total Project Operating & Sustaining Expenditure (inc. Corporate Costs)[4]	**$58**	**$39**
Total Growth Expenditure	**$49**	**$33**
NAL (Brownfields, Process Improvements)	*$21*	*$14*
Ewoyaa (Land acquisition, design)	*$11*	*$8*
Carolina (Land acquisition, studies, engineering, permits)	*$6*	*$4*
Moblan (DFS, permits)	*$10*	*$7*
One-off Expenses	**$48**	**$32**
Combined Merger / Financing Costs and Expenses	*$33*	*$22*
Upfront Cost of Synergies	*$15*	*$10*
Cash Buffer / General Working Capital[3]	**$92**	**$60**
Total Uses	**$246**	**$164**

1. Assumed exchange rate AUD/USD: 0.67. RCF Subscription assumes spot exchange rate. Presented may not add up precisely to the totals provided due to rounding
2. Management estimate, includes Sayona Unconditional Placement and additional Piedmont Placement
3. Assumes full US$15M raised in Follow on Raising. Conditional on Merger completion, Sayona is considering undertaking a Follow on Raising. Should the Company determine not to proceed with the Follow on Raising or raise less in the Follow on Raising, the general working capital will reduce commensurately. Does not consider any other non-dilutive funding sources available to MergeCo
4. Operating and Sustaining Expenditure estimates have been provided assuming forward curve pricing for lithium products given the ability to hedge lithium pricing for sales of spodumene concentrate

PIEDMONT LITHIUM | SAYONA

23

Indicative Transaction and Equity Raising Timetable

Event	Indicative Time/Date (AEDT)(2)
Sayona and Piedmont ASX Trading halts Announcement of Merger, Sayona Unconditional Placement and Conditional Placement	19 November 2024
Bookbuild for Sayona Unconditional Placement and Conditional Placement	19 – 20 November 2024
ASX Announcement of results of Sayona Unconditional Placement and Conditional Placement Sayona and Piedmont ASX Trading halts lifted – Trading resumes	After ASX market close, 20 November 2024
Settlement of New Shares issued under the Sayona Unconditional Placement	28 November 2024
Allotment and normal trading of New Shares issued under the Sayona Unconditional Placement	29 November 2024
Sayona EGM for Merger and Conditional Placement shareholder approval Meeting of Piedmont shareholders to consider Merger	1H CY2025
Merger Effective Date	1H CY2025
Completion of Conditional Placement[1]	1H CY2025
Anticipated announcement of Follow on Raising for MergeCo securityholders	1H CY2025

1. *Subject to completion of the Merger in accordance with the terms and conditions of the Merger Agreement and Sayona shareholder approval at Sayona EGM for the Merger and the Conditional Placement.*
2. *The above timetable is indicative only. Sayona, Piedmont and the Lead Manager reserve the right to amend any or all of these dates at their absolute discretion, subject to the Corporations Act 2001 (Cth), the ASX Listing Rules and any other applicable laws. The quotation of New Shares and New CDIs are subject to confirmation from the ASX.*

PIEDMONT LITHIUM | SAYONA

24

 3 Additional Information

 Merger Transaction Structure  Overview of the merger  Newly-formed subsidiary of Sayona to merge with and into Piedmont, subject to shareholder approvals  Post transaction ownership split: approximately 50% Sayona shareholders / 50% Piedmont shareholders, on a fully-diluted basis, prior to conditional placement  Sayona will be the ultimate parent entity (i.e “MergeCo”)  MergeCo will be domiciled in Australia  MergeCo to rebrand under a new name to be announced  Benefits of ASX primary listing and a Nasdaq secondary listing  ASX has demonstrated track record of supporting emerging mining  companies, already familiar with MergeCo’s assets  Nasdaq listing provides enhanced liquidity and potential to broaden  equity research coverage and institutional investor interest  ASX primary listing Nasdaq secondary listing of ADRs  (Renamed Sayona)  Newly Created Delaware Subsidiary  MergeCo  26

 An Opportune Time to Invest in Lithium  Lithium remains a key cornerstone material for the global energy transition  Countercyclical investment, lithium price significantly down from highs with forecast LT pricing upside  Highly attractive long-term fundamentals with >10% demand CAGR to 2040 / with supply deficits anticipated by 2030  Low price environment increasing risk to future supply, with announced supply reductions and project delays  Increasing importance of project location – strategic benefits from IRA and proximity to key downstream partners  26            Source: Benchmark Mineral Intelligence (BMI) supply and demand forecast as of September 2024

 28  Project  Owner  Reserves  DFS  Permitted  Funded  Operational  NAL  MergeCo            Whabouchi  1            Galaxy (James Bay)  1            Rose            Moblan  MergeCo            PAK / Spark            Shaakichiuwaanaan            Adina            28  NAL Checks all the Boxes in Canada  1. Assumes completion of Arcadium acquisition by Rio Tinto  Source: Company announcements and Fastmarkets Lithium & Graphite Short-term Tracker dated May 28, 2024

 3,510  29,610  31,486  34,237  40,439  49,660  52,141  1,231  1,397  1,536  1,506  1,335  -  300  600  900  1,200  1,500  1,800  -  10,000  20,000  30,000  40,000  50,000  60,000  Q3 FY23  Q4 FY23  Q1 FY24 Q2 FY24  Concentrate Production  Q1 FY25  Q3 FY24 Q4 FY24  Unit Operating Costs  43%  57%  58%  62%  67%  68%  67%  51%  71%  72%  75%  73%  83%  91%  25%  50%  75%  100%  Q3 FY23  Q4 FY23  Q1 FY24  Q2 FY24  Q3 FY24  Mill Utilisation  Q4 FY24  Q1 FY25  Global Recovery  NAL Production On Track for 190 – 210Kt Over the Next 12 Months  29  Production restart and maiden shipments within 2 years of NAL acquisition  Significant increase in ore mined  Higher grades delivered to plant due to increased blasting efficiencies and dilution management  Continued focus on improving process plant utilization and plant stability  Operating costs expected to significantly improve over FY25  NAL Global Recovery and Mill Utilization(1)  %  NAL Concentrate Production and Operating Costs (1)  Concentrate Production (dmt)  Unit Operating Costs (A$/dmt)  1. Refer to Quarterly Activities Report September 2024 announcement on 24 October 2024

North American Lithium is North America's Largest Operating Spodumene Asset

Asset Overview

- North American Lithium is primarily comprised of the Authier project and NAL mine which are owned by the Sayona Quebec JV (Sayona 75%; Piedmont 25%)
- The JV partners acquired the NAL operations in August 2021 and have since successfully recommissioned operations, producing first concentrate in March 2023
- April 2023 DFS outlined 20-year mine plan, producing an average of 190ktpa SC 5.4 at US$619/t
- Downstream integration / supply to a Quebec based supply-chain important for the government and key stakeholder, Investissement Quebec

Mineral Resources[1, 2]

Classification	Tonnage (Mt)	Grade (% Li_2O)	Contained Metal (kt LCE)
Measured	6.9	1.00	170
Indicated	79.2	1.13	2,211
Total (M+I)	**86.1**	**1.12**	**2,381**
Inferred	18.7	1.04	482

North American Lithium Spodumene Concentrator



1. *Refer to Piedmont and Sayona announcement "Definitive Feasibility Study Confirms NAL Value with A$2.2B NPV" released on 14 April 2023. Refer to page 35 – 38 for further information.*
2. *Mineral Resource estimates reported on a consolidated basis for NAL and Authier. Totals may differ due to small rounding.*

PIEDMONT LITHIUM | SAYONA

30

Moblan has the Potential to be One of the Lowest Cost Spodumene Concentrate Producers Globally

Asset Overview

- In October 2021, Sayona acquired a 60% interest in the Moblan Lithium Project from Lithium Royalty Corp. The remaining 40% is owned by Investissement Québec
- Moblan Definitive Feasibility Study in February 2024 estimated capital expenditure of US$722 million for 300ktpa concentrate production with significant scope for optimization
- Downstream integration / supply to a Quebec based supply-chain important for the government and joint venture partner Investissement Quebec

Mineral Resources[1, 2]

Classification	Tonnage (Mt)	Grade (% Li_2O)	Contained Metal (kt LCE)
Measured	6.0	1.53	227
Indicated	59.1	1.22	1,783
Total (M+I)	**65.1**	**1.25**	**2,010**
Inferred	28.0	1.14	789

Northern Quebec Projects[2]



Chisasibi
La Grande-1
Radisson
La Grande-3
La Grande-4
Corvette
Indicated + Inferred
142.6 Mt at 1.38% Li2O
Adina
Measured + Indicated + Inferred
77.9 Mt at 1.15% Li2O
Wemindji
James Bay
Measured + Indicated + Inferred
111.3 Mt at 1.3% Li2O
Eastmain
Rose
Indicated + Inferred 32.9 Mt at 0.92% Li2O
Whabouchi
Measured + Indicated + Inferred
54.3 Mt at 1.40% Li2O
Waskaganish
Moblan
Measured + Indicated + Inferred
93.1 Mt at 1.21% Li2O
0 25 50 Kilometers
Legend
Hydroelectric Installation
James Bay Greenstone Belts

1. Updated JORC Mineral Resource Estimate, refer to Sayona's ASX announcement on 27 August 2024, "Moblan Mineral Resource increases 81% to 93Mt". Refer to page 35 – 38 for further information
2. Refer to data on page 39 for further information on mineral resource estimates for neighboring Northern Quebec Projects

PIEDMONT LITHIUM | SAYONA

31

 Ewoyaa Offers an Attractive Near-Term Development Opportunity  MergeCo can earn a 50% interest in the Ewoyaa Project prior to potential dilution and 50% offtake of life of mine production  Atlantic Lithium DFS announced in June 2023 and updated mineral resource estimate released in July 2024  Project site ~70 miles from a major port along a national highway with adjacent hydroelectric powerlines  Coarse-grained spodumene mineralogy implies low capex and low opex DMS flowsheet  Received mine operating permit in October 2024  Asset Overview  Project Site and Infrastructure  31

 Carolina Lithium is the United States' Most Advanced Hard Rock Lithium Project  Mineral Resources(1, 2)  Classification  Tonnage  (Mt)  Grade  (% Li2O)  Contained Metal  (kt LCE)  Measured  -  -  -  Indicated  28.2  1.11  774  Total (M+I)  28.2  1.11  774  Inferred  15.9  1.02  401  Located in Gaston County, NC, the cradle of the lithium business  Low-cost operating environment benefitting from existing infrastructure, minimal transport distances, low corporate taxes and no government royalties  Positioned to benefit from the U.S. Treasury’s 45X manufacturing credit  State Mine Permit received; pursuing remaining permits and local approvals  Planned fully-integrated LiOH operation; phased downstream development approach  Proximate to lithium and byproduct markets  Asset Overview  Carolina Lithium BFS, refer to Piedmont’s ASX announcement on 15 December 2021. Refer to page 35 – 38 for further information  Numbers reported on a consolidated basis. Totals may differ due to small rounding.  Proximity to Key US End Customers  31

 Early Exploration (Killick + Western Australia)  Piedmont can earn up to a 62.5%(1) interest in Vinland Lithium’s Killick Lithium Project, located in Newfoundland, Canada  Land package of 950km2 hosts 60km of prospective strike length(2), with analogous geology to the Carolina tin-spodumene belt  MergeCo will own Piedmont’s 19.9% equity interest in Vinland and its first right of refusal on life-of-mine offtake rights for future concentrate production from Killick  Killick Overview  MergeCo will inherit Sayona’s portfolio of 13 exploration leases in the Pilbara Region of Western Australia  Portfolio has a total lease area of 878km2 in a highly prospective region for lithium and gold, proximal to two of the largest hard rock operating mines – Wodgina and Pilgangoora  Six of the tenements are held under the Morella Lithium Joint Venture (Sayona 49%; Morella Corporation 51%) with the remaining leases owned 100% by Sayona (E45/2364 owned by De Grey Mining, SYA holds lithium rights)  Western Australia Overview  1. Piedmont can earn up to a 62.5% interest via a series of staged investments including: (i) an additional 21.65% contingent upon issuing C$2mm of Piedmont equity to Sokoman Minerals and Benton Resources and funding at least C$3mm of exploration at Killick (“First Additional Earn-in Right”); and (ii) an additional 2. 24.5% subsequent to the First Additional Earn-in Right contingent upon issuing C$6mm of Piedmont equity  to Sokoman Minerals and Benton Resources and funding at least C$3mm of exploration at Killick (“Second Additional Earn-in Right”) Refer to Piedmont’s ASX Announcement on 12 October 2023  Killick Location  Western Australia Portfolio Location  31

 Sayona Mineral Resources (100% basis)  3.  4.  North American Lithium DFS, refer to Sayona’s ASX announcement titled “DFS Confirms NAL Value With A$2.2B NPV” released on 14 April 2023  Updated JORC Mineral Resource Estimate, refer to Sayona’s ASX announcement titled “Moblan Mineral Resource increases 81% to 93Mt” released on 27 August 2024  35  Asset  Classification  Tonnage(1)  (Mt)  Grade  (% Li2O)  Contained Metal  (kt Li2O)  Contained LCE  kt  NAL  (Sayona 75% equity)(2)  Measured  0.9  1.11%  10  25  Indicated  71.1  1.14%  811  2,004  M+I  72.1  1.14%  821  2,029  Inferred  15.8  1.05%  166  410  Authier (Sayona 75% equity)(3)  Measured  6.0  0.98%  59  145  Indicated  8.1  1.03%  83  206  M+I  14.1  1.01%  142  351  Inferred  2.9  1.00%  29  72  Moblan (Sayona 60% equity)(4)  Measured  6.0  1.53%  92  227  Indicated  59.1  1.22%  721  1,783  M+I  65.1  1.25%  813  2,010  Inferred  28.0  1.14%  319  789  All resource figures shown on 100% basis. Mineral Resources are reported inclusive of ore reserves. All Mineral Resource estimates are reported in accordance with the JORC Code  Updated JORC Mineral Resource Estimate, refer to Sayona’s ASX announcement titled “North American Lithium Resource increases 51% to 88Mt” released on 27 August 2024

 Sayona Ore Reserves (100% basis)  3.  4.  North American Lithium DFS, refer to Sayona’s ASX announcement titled “DFS Confirms NAL Value With A$2.2B NPV” released on 14 April 2023 Moblan DFS, refer to Sayona’s ASX announcement titled “Moblan Lithium Project Definitive Feasibility Study” released on 20 February 2024  36  Asset  Classification  Tonnage(1)  (Mt)  Grade  (% Li2O)  Contained Metal  (kt Li2O)  Contained LCE  kt  NAL  (Sayona 75% equity)(2)  Proven  0.2  1.09%  2  5  Probable  19.9  1.09%  217  536  Total  20.1  1.09%  219  542  Authier (Sayona 75% equity)(3)  Proven  6.2  0.93%  58  143  Probable  5.1  1.00%  51  126  Total  11.3  0.96%  109  269  Moblan (Sayona 60% equity)(4)  Proven  -  -  -  -  Probable  34.5  1.36%  470  1,162  Total  34.5  1.36%  470  1,162  All reserve figures shown on 100% basis. All Ore Reserve estimates are reported in accordance with the JORC Code.  2024 Annual Mineral Resources and Ore Reserve Statement, refer to Sayona’s 2024 Annual Report released on 30 August 2024

 Piedmont Mineral Resources (100% basis)  37  Asset  Classification  Tonnage(1)  (Mt)  Grade  (% Li2O)  Contained Metal  (kt Li2O)  Contained LCE  kt  NAL  (Piedmont 25% equity)(2)  Measured  0.9  1.11%  10  25  Indicated  71.1  1.14%  811  2,004  M+I  72.1  1.14%  821  2,029  Inferred  15.8  1.05%  166  410  Authier (Piedmont 25% equity)(3)  Measured  6.0  0.98%  59  145  Indicated  8.1  1.03%  83  206  M+I  14.1  1.01%  142  351  Inferred  2.9  1.00%  29  72  Carolina (Piedmont 100% equity)(4)  Indicated  28.2  1.11%  313  774  M+I  28.2  1.11%  313  774  Inferred  15.9  1.02%  162  401  All resource figures shown on 100% basis. Mineral Resources are reported inclusive of ore reserves. All Mineral Resource estimates are reported in accordance with the JORC Code  Updated JORC Mineral Resource Estimate, refer to Sayona’s ASX announcement titled “North American Lithium Resource increases 51% to 88Mt” released on 27 August 2024  North American Lithium DFS, refer to Sayona’s ASX announcement titled “DFS Confirms NAL Value With A$2.2B NPV” released on 14 April 2023  Carolina Lithium BFS, refer to Piedmont’s ASX announcement titled “Piedmont Completes BFS of the Carolina Lithium Project” released on 15 December 2021

 Piedmont Ore Reserves (100% basis)  38  All reserve figures shown on 100% basis. All Ore Reserve estimates are reported in accordance with the JORC Code.  2024 Annual Mineral Resources and Ore Reserve Statement, refer to Sayona’s 2024 Annual Report released on 30 August 2024  North American Lithium DFS, refer to Sayona’s ASX announcement titled “DFS Confirms NAL Value With A$2.2B NPV” released on 14 April 2023  Carolina Lithium BFS, refer to Piedmont’s ASX announcement titled “Piedmont Completes BFS of the Carolina Lithium Project” released on 15 December 2021  Asset  Classification  Tonnage(1)  (Mt)  Grade  (% Li2O)  Contained Metal  (kt Li2O)  Contained LCE  kt  NAL  (Piedmont 25% equity)(2)  Proven  0.2  1.09%  2  5  Probable  19.9  1.09%  217  536  Total  20.1  1.09%  219  542  Authier (Piedmont 25% equity)(3)  Proven  6.2  0.93%  58  143  Probable  5.1  1.00%  51  126  Total  11.3  0.96%  109  269  Carolina (Piedmont 100% equity)(4)  Proven  -  -  -  -  Probable  18.3  1.10%  201  497  Total  18.3  1.10%  201  497

Supporting data: Leading Hard Rock Resource Base Totalling 205Mt

Asset	Company	Country / Region	Category	Reporting Code	Source	Date	Mineral Resource[2][5] Measured (Mt)	Li_2O (%)	Indicated (Mt)	Li_2O (%)	Total M+I (Mt)	Li_2O (%)	Inferred (Mt)	Li_2O (%)	Jurisdictional Risk Score[4]
Kings Mountain	Albemarle (100%)	North Carolina, US	Non-operating	S-K 1300	Albemarle Corporation 10-K (2023)	31-Dec-23	-	-	46.8	1.4%	46.8	1.4%	42.9	1.1%	79.8
Greenbushes	Albemarle (49%); IGO (25%); Tianqi (25%)	Western Australia, Australia	Operating	JORC	Company filing (Greenbushes CY23 Resources and Reserves)	19-Feb-24	0.7	3.0%	397.0	1.5%	397.7	1.5%	49.0	1.1%	84.1
Galaxy (James Bay)	Rio Tinto (100%)[1]	Quebec, Canada	Non-operating	S-K 1300	Company filing (SEC Technical Report Summary James Bay Lithium)	30-Oct-23	-	-	55.3	1.3%	55.3	1.3%	55.9	1.3%	91.1
Whabouchi	Rio Tinto (50%)[1]; IQ (50%)	Quebec, Canada	Non-operating	S-K 1300	Arcadium Lithium 10-K (2023)	31-Dec-23	10.4	1.4%	35.4	1.4%	45.8	1.4%	8.2	1.3%	91.1
Mt Cattlin	Rio Tinto (100%)[1]	Western Australia, Australia	Operating	S-K 1300	Arcadium Lithium 10-K (2023)	31-Dec-23	0.3	0.9%	12.0	1.5%	12.2	1.5%	0.6	1.1%	84.1
Ewoyaa	Piedmont (40.5%); Atlantic Lithium (40.5%); Govt. of Ghana (13%); MIIF (6%)	Ghana	Non-operating	JORC	Atlantic Lithium Investor Presentation (September 2024)	3-Sep-24	3.7	1.4%	26.1	1.2%	29.8	1.3%	7.0	1.2%	45.9
Finniss	Core Lithium (100%)	Northern Territory, Australia	Non-operating	JORC	Core Lithium Annual Report (2024)	27-Sep-24	6.3	1.4%	21.6	1.3%	27.9	1.3%	20.3	1.2%	79.3
PAK	Frontier Lithium (92.5%); Mitsubishi (7.5%)	Ontario, Canada	Non-operating	NI 43-101	Company filing (NI 43-101 Technical Report)	14-Jul-23	1.3	2.1%	24.2	1.6%	25.5	1.7%	32.4	1.4%	86.0
Manna	Global Lithium (100%)	Western Australia, Australia	Non-operating	JORC	Company filing (43% increase in Manna Lithium Deposit Mineral Resource to 51.6Mt @ 1.0% Li2O)	12-Jun-24	-	-	32.9	1.0%	32.9	1.0%	18.7	0.9%	84.1
Salinas	Pilbara Minerals (100%)[3]	Brazil	Non-operating	JORC	Company filing (Colina Lithium deposit MRE upgrade)	30-May-24	28.6	1.3%	38.6	1.2%	67.3	1.3%	10.4	0.9%	60.7
Kathleen Valley	Liontown (100%)	Western Australia, Australia	Non-operating	JORC	Company filing (Kathleen Valley DFS confirms Tier-1 global lithium project)	11-Nov-23	20.0	1.3%	109.0	1.4%	129.0	1.4%	27.0	1.3%	84.1
Buldania	Liontown (100%)	Western Australia, Australia	Non-operating	JORC	Company website (Mineral Resources, Reserves and CP Statement)	21-Apr-21	-	-	9.1	1.0%	9.1	1.0%	5.9	1.0%	84.1
Itinga (Bandeira & Outro Lado)	Lithium Ionic (100%)	Brazil	Non-operating	NI 43-101	Bandeira Feasibility Study / Company filing (Lithium Ionic Announces Maiden Mineral Resource Estimate at its Itinga Project)	11-Jul-2024 / 27-Jun-23	6.0	1.4%	17.9	1.3%	23.9	1.4%	17.3	1.4%	60.7
Salinas	Lithium Ionic (100%)	Brazil	Non-operating	NI 43-101	Company filing (Lithium Ionic Announces Maiden Mineral Resource Estimate)	4-Apr-24	1.1	1.2%	4.8	1.1%	5.9	1.1%	8.9	1.0%	60.7
Mt Marion	MinRes (50%); Ganfeng (50%)	Western Australia, Australia	Non-operating	JORC	Company filing (Mt Marion underground Mineral Resource update / Mineral Resources and Ore Reserves update)	21-Feb-24 / 22-Sep-23	-	-	54.7	1.4%	54.7	1.4%	11.4	1.1%	84.1
Wodgina	MinRes (50%); Albemarle (50%)	Western Australia, Australia	Non-operating	JORC	Company filing (Mineral Resources and Ore Reserves update)	22-Sep-23	-	-	182.1	1.2%	182.1	1.2%	35.3	1.2%	84.1
Bald Hill	MinRes (100%)	Western Australia, Australia	Non-operating	JORC	Company filing (Bald Hill Operations and Mineral Resources Update /)	13-Nov-24 / 6-Jun-18	-	-	17.2	0.9%	17.2	0.9%	40.9	1.0%	84.1
Shaakichiuwaanann	Patriot Battery Metals (100%)	Quebec, Canada	Non-operating	NI 43-101	Company website (Significant Mineral Resource Upgrade at Shaakichiuwaanaan Lithium Project to Underpin Impending PEA)	5-Aug-24	-	-	80.1	1.4%	80.1	1.4%	62.5	1.3%	91.1
Carolina	Piedmont (100%)	North Carolina, US	Non-operating	S-K 1300	Piedmont Lithium 10-K (2023)	31-Dec-23	-	-	28.2	1.1%	28.2	1.1%	15.9	1.0%	79.8
North American Lithium	Sayona (75%); Piedmont (25%)	Quebec, Canada	Non-operating	JORC	Company filing (North American Lithium Mineral Resource increases 51% to 88Mt / Sayona Mining Annual Report)	27-Aug-24 / 30-Aug-24	0.9	1.1%	71.1	1.1%	72.0	1.1%	15.8	1.1%	91.1
Authier	Sayona (75%); Piedmont (25%)	Quebec, Canada	Non-operating	JORC	Company filing (Definitive Feasibility Study Confirms NAL Value With A$2.2B NPV)	14-Apr-23	6.0	1.0%	8.1	1.0%	14.1	1.0%	2.9	1.0%	91.1
Pilgangoora	Pilbara Minerals (100%)	Western Australia, Australia	Non-operating	JORC	Pilbara Minerals Annual Report (2024)	26-Aug-24	16.5	1.3%	314.4	1.2%	330.9	1.2%	76.6	1.1%	84.1
Moblan	Sayona (60%); IQ (40%)	Quebec, Canada	Non-operating	JORC	Company filing (Moblan Mineral Resource increases 81% to 93Mt / Moblan Lithium Project Definitive Feasibility Study)	27-Aug-24 / 20-Feb-24	6.0	1.5%	59.1	1.2%	65.1	1.2%	28.0	1.1%	91.1
Grota do Cirilo	Sigma (100%)	Brazil	Non-operating	NI 43-101	Company filing (NI 43-101 Technical Report)	18-Jan-24	45.2	1.4%	49.1	1.4%	94.3	1.4%	14.6	1.4%	60.7
Mt Holland	SQM (50%); Wesfarmers (50%)	Western Australia, Australia	Non-operating	S-K 1300	SQM 20-F (2023)	31-Dec-23	48.4	1.6%	123.4	1.5%	171.8	1.5%	7.0	1.4%	84.1
Adina	Winsome Resources (100%)	Quebec, Canada	Non-operating	JORC	Company filing (Adina Mineral Resource increases 33% to 78Mt at 1.15% Li2O)	28-May-24	-	-	61.4	1.1%	61.4	1.1%	16.5	1.2%	91.1
Mibra	AMG (100%)	Brazil	Operating	NI 43-101	Company filing (AMG Advanced Metallurgical Group N.V. Announces Increased Lithium and Tantalum Mineral Resources at Mibra Mine)	3-Apr-17	3.4	1.0%	16.9	1.1%	20.3	1.1%	4.2	1.0%	60.7
Rose	Critical Elements (100%)	Ontario, Canada	Non-operating	NI 43-101	Company filing (Rose Lithium-Tantalum Project Feasibility Study)	11-Oct-23	-	-	30.6	0.9%	30.6	0.9%	2.4	0.8%	91.1
Separation Rapids	Avalon Advanced Materials (40%); Sibelco (60%)	Ontario, Canada	Non-operating	NI 43-101	Company filing (Avalon announces a substantive 20% increase in deposit size at its flagship Separation Rapids joint-venture lithium project)	10-Aug-23	4.3	1.3%	5.8	1.4%	10.1	1.3%	2.8	1.4%	86.0
Georgia Lake	Rock Tech (100%)	Ontario, Canada	Non-operating	NI 43-101	Company filing (Georgia Lake Pre Feasibility Study)	11-Oct-22	-	-	10.6	0.9%	10.6	0.9%	4.2	1.0%	86.0

1. Assumes completion of Arcadium acquisition
2. Measured and Indicated Resources shown exclusive of Reserves, where not separately disclosed Proven deducted from Measured and Probably deducted from Indicated, totals may not align due to rounding
3. Assumes completion of Latin Resources Acquisition
4. Based on Fraser Institute Annual Survey of Mining Companies– Investment Attractiveness (2023). North Carolina risk score based on the average Fraser Risk score of all rated US states
5. All Mineral Resource and Mineral Reserve figures shown on a 100% basis

PIEDMONT LITHIUM | SAYONA

39

Supporting data: Positioned to be a North American Lithium Champion

Company	Asset	Country	Ownership	Attr. Capacity (ktpa SC)[1]	Attr. Capacity (ktpa SC6 eqv.)[1]	Source	Date
Piedmont Lithium	Carolina	USA	100.0%	242	242	Piedmont Company Presentation - Offering Near-term Leverage to Lithium Prices	24-Oct-24
	NAL	Canada	25.0%	48	43	Piedmont Company Presentation - Offering Near-term Leverage to Lithium Prices	24-Oct-24
Sayona Mining	Moblan	Canada	60.0%	180	180	Sayona ASX Announcement - Moblan Lithium projects definitive feasibility study positive results deliver C$2.2B NPV	20-Feb-24
	NAL	Canada	75.0%	143	128	Piedmont Company Presentation - Offering Near-term Leverage to Lithium Prices	24-Oct-24
Rio Tinto[2]	Whabouchi	Canada	50.0%	118	108	Arcadium Lithium - Investor Day Presentation	19-Sep-24
	Galaxy (James Bay)	Canada	100.0%	310	289	Arcadium Lithium - Investor Day Presentation	19-Sep-24
RockTech Lithium	Georgia Lake	Canada	100.0%	100	100	Georgia Lake Project: Pre-Feasibility Study published	16-Nov-22
Avalon	Seperation Rapids	Canada	40.0%	81	58	Separation Rapids PEA	27-Sep-18
Frontier Lithium	PAK Lithium	Canada	92.5%	141	141	Pre-Feasibilty Study for the PAK Project	31-May-23
Critical Elements	Rose	Canada	100.0%	158	147	Critical Elements Investor Presentation - Lithium Charged High Purity Spodumene Project	03-Oct-24
Albemarle	Wodgina	Australia	50.0%	450	413	2024 JP Morgan Global High Yield & Leveraged Finance Conference Presentation	27-Feb-24
	Greenbushes	Australia	49.0%	772	772	SEC Technical Report Summary Pre-Feasibility Study Greenbushes Mine Western Australia	09-Feb-24
	Kings Mountain	USA	100.0%	350	350	Albemarle 2023 Form 10-K	15-Feb-24
MinRes	Wodgina	Australia	50.0%	450	413	2024 JP Morgan Global High Yield & Leveraged Finance Conference Presentation	27-Feb-24
	Mt Marion	Australia	50.0%	450	300	2024 JP Morgan Global High Yield & Leveraged Finance Conference Presentation	27-Feb-24
	Bald Hill	Australia	100.0%	150	138	2024 JP Morgan Global High Yield & Leveraged Finance Conference Presentation	27-Feb-24
Pilbara Minerals[2]	Pilgangoora[3]	Australia	100.0%	1,895	1,642	Study Delivers 2MTPA Expansion Option - Highly Accretive	21-Jun-24
	Salinas	Brazil	100.0%	528	433	Investor Presentation - Future Facing Commodities Conference	25-Mar-24
Sigma	Grota do Cirilo	Brazil	100.0%	766	702	NI 43-101 Report - Grota do Cirilo Lithium Project	24-Sep-24
Winsome Resources	Adina	Canada	100.0%	282	259	Scoping Study delivers a capital efficient solution for North American lithium production	17-Sep-24
Patriot Battery Metals	Shaakickiuwaanaan	Canada	100.0%	621	569	PEA Highlights Shaakichiuwaanaan Project as a Potential North American Lithium Raw Materials Supply Base	22-Aug-24

1. *Chemical Grade spodumene concentrate capacity only*
2. *Assumes completion of Rio Tinto's acquisition of Arcadium and Pilbara Minerals' acquisition of Latin Resources*
3. *Based on 10-yr average production target per P2000 PFS*

PIEDMONT LITHIUM | SAYONA

40

Spodumene Prices Have Recovered from Recent Lows; Lithium Hydroxide Futures Remain in Contango  6% Lithium Oxide Spodumene Concentrate Spot Price (US$/t)(1)  Fastmarkets pricing as of November 14, 2024  Chicago Mercantile Exchange settlements as of November 14, 2024  CME Lithium Hydroxide CIF Futures (US$/t)(2)  -10%  -5%  0%  5%  10%  $880 15%  $680  $720  $760  $800  $840  0%  10%  20%  30%  40%  50%  60%  70%  $15,500 80%  $8,500  $9,500  $10,500  $11,500  $12,500  $13,500  $14,500  Spodumene Concentrate prices have recovered from multi-year lows as industry responds to supply curtailments and project delays  Resilient demand growth from EVs and ESS driving downstream inventory destocking  Lithium Hydroxide futures market is in contango reflecting optimistic sentiment  MergeCo can hedge future deliveries against the curve to improve price realizations and limit downside exposure  38  November 14 Spot: US$865/t  November 14 Spot: US$8,500/t

 Abbreviations Table  38  Term  Meaning  $, A$, AUD  Australian dollar  ASX  ASX Limited ACN 008 624 691, or the financial market operated by it, as the context requires.  CDI  a CHESS Depositary Interest, being a unit of beneficial ownership in shares of an underlying security that is held on trust for the CDI holder by a depositary nominee.  CEO  Chief Executive Officer  CFO  Chief Financial Officer  CY  calendar year (commencing on 1 January and ending on 31 December each year)  EBITDA  net income/(loss) plus interest expense, net income tax expense, and depreciation and amortisation.  FDSO  Fully diluted shares outstanding  FY  financial year or full financial year or year end, as the context requires (in the case of Sayona, being the period commencing 1 July and ending 30 June the following calendar year and, in the case of Piedmont, being the period commencing 1 January and ending 31 December).  IQ  Investissement Québec  JORC  the Joint Ore Reserves Committee of The Australasian Institute of Mining and Metallurgy, Australian Institute of Geoscientists and Minerals Council of Australia  JORC Code  the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves 2012  kmt  thousand metric tonnes  Term  Meaning  ktpa  thousand tonnes per annum  LCE  lithium carbonate (Li2 CO3) equivalent units  Li2O  lithium oxide  LiOH  lithium hydroxide  LTM  Last twelve months  Mineral Resources  has the meaning given to it by the JORC Code.  Mt  million metric tonnes  MergeCo  The merged entity and its subsidiaries post-closing of the Transaction (including Sayona and Piedmont).  Ore Reserves  has the meaning given to it by the JORC Code.  Piedmont  Piedmont Lithium Inc  SC6  6% Spodumene Concentrate  Sayona  Sayona Mining Ltd  U.S.  the United States of America  US$, USD  United States dollar

 International Offer Jurisdictions  38  This document does not constitute an offer of new ordinary shares (“New Shares”) of the Company in any jurisdiction in which it would be unlawful. In particular, this document may not be distributed to any person, and the New Shares may not be offered or sold, in any country outside Australia except to the extent permitted below.  Canada  This document constitutes an offering of New Shares only in the Provinces of British Columbia, Ontario and Quebec (the “Provinces”), only to persons to whom New Shares may be lawfully distributed in the Provinces, and only by persons permitted to sell such securities. This document is not a prospectus, an advertisement or a public offering of securities in the Provinces. This document may only be distributed in the Provinces to persons who are “accredited investors” within the meaning of National Instrument 45-106 – Prospectus Exemptions, of the Canadian Securities Administrators.  No securities commission or authority in the Provinces has reviewed or in any way passed upon this document, the merits of the New Shares or the offering of the New Shares and any representation to the contrary is an offence.  No prospectus has been, or will be, filed in the Provinces with respect to the offering of New Shares or the resale of such securities. Any person in the Provinces lawfully participating in the offer will not receive the information, legal rights or protections that would be afforded had a prospectus been filed and receipted by the securities regulator in the applicable Province. Furthermore, any resale of the New Shares in the Provinces must be made in accordance with applicable Canadian securities laws. While such resale restrictions generally do not apply to a first trade in a security of a foreign, non-Canadian reporting issuer that is made through an exchange or market outside Canada, Canadian purchasers should seek legal advice prior to any resale of the New Shares.  The Company as well as its directors and officers may be located outside Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon the Company or its directors or officers. All or a substantial portion of the assets of the Company and such persons may be located outside Canada and, as a result, it may not be possible to satisfy a judgment against the Company or such persons in Canada or to enforce a judgment obtained in Canadian courts against the Company or such persons outside Canada.  Any financial information contained in this document has been prepared in accordance with Australian Accounting Standards and also comply with International Financial Reporting Standards and interpretations issued by the International Accounting Standards Board. Unless stated otherwise, all dollar amounts contained in this document are in Australian dollars.  Statutory rights of action for damages and rescission. Securities legislation in certain Provinces may provide a purchaser with remedies for rescission or damages if an offering memorandum contains a misrepresentation, provided the  remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s Province. A purchaser may refer to any applicable provision of the securities legislation of the purchaser’s Province for particulars of these rights or consult with a legal adviser.  Certain Canadian income tax considerations. Prospective purchasers of the New Shares should consult their own tax adviser with respect to any taxes payable in connection with the acquisition, holding or disposition of the New Shares as there are Canadian tax implications for investors in the Provinces.  Language of documents in Canada. Upon receipt of this document, each investor in Canada hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the New Shares (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.  European Union (excluding Austria)  This document has not been, and will not be, registered with or approved by any securities regulator in the European Union. Accordingly, this document may not be made available, nor may the New Shares be offered for sale, in the European Union except in circumstances that do not require a prospectus under Article 1(4) of Regulation (EU) 2017/1129 of the European Parliament and the Council of the European Union (the “Prospectus Regulation”).  In accordance with Article 1(4)(a) of the Prospectus Regulation, an offer of New Shares in the European Union is limited to persons who are “qualified investors” (as defined in Article 2(e) of the Prospectus Regulation).

 International Offer Jurisdictions  38  Hong Kong  WARNING: This document has not been, and will not be, registered as a prospectus under the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, nor has it been authorised by the Securities and Futures Commission in Hong Kong pursuant to the Securities and Futures Ordinance (Cap. 571) of the Laws of Hong Kong (the “SFO”). Accordingly, this document may not be distributed, and the New Shares may not be offered or sold, in Hong Kong other than to “professional investors” (as defined in the SFO and any rules made under that ordinance).  No advertisement, invitation or document relating to the New Shares has been or will be issued, or has been or will be in the possession of any person for the purpose of issue, in Hong Kong or elsewhere that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to New Shares that are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors. No person allotted New Shares may sell, or offer to sell, such securities in circumstances that amount to an offer to the public in Hong Kong within six months following the date of issue of such securities.  The contents of this document have not been reviewed by any Hong Kong regulatory authority. You are advised to exercise caution in relation to the offer. If you are in doubt about any contents of this document, you should obtain independent professional advice.  New Zealand  This document has not been registered, filed with or approved by any New Zealand regulatory authority under the Financial Markets Conduct Act 2013 (the “FMC Act”).  The New Shares are not being offered or sold in New Zealand (or allotted with a view to being offered for sale in New Zealand) other than to a person who:  is an investment business within the meaning of clause 37 of Schedule 1 of the FMC Act;  meets the investment activity criteria specified in clause 38 of Schedule 1 of the FMC Act;  is large within the meaning of clause 39 of Schedule 1 of the FMC Act;  is a government agency within the meaning of clause 40 of Schedule 1 of the FMC Act; or  is an eligible investor within the meaning of clause 41 of Schedule 1 of the FMC Act.  Singapore  This document and any other materials relating to the New Shares have not been, and will not be, lodged or registered as a prospectus in Singapore with the Monetary Authority of Singapore. Accordingly, this document and any other document or materials in connection with the offer or sale, or invitation for subscription or purchase, of New Shares, may not be issued, circulated or distributed, nor may the New Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore except pursuant to and in accordance with exemptions in Subdivision (4) Division 1, Part 13 of the Securities and Futures Act 2001 of Singapore (the “SFA”) or another exemption under the SFA.  This document has been given to you on the basis that you are an “institutional investor” or an “accredited investor” (as such terms are defined in the SFA). If you are not such an investor, please return this document immediately. You may not forward or circulate this document to any other person in Singapore.  Any offer is not made to you with a view to the New Shares being subsequently offered for sale to any other party in Singapore. On-sale restrictions in Singapore may be applicable to investors who acquire New Shares. As such, investors are advised to acquaint themselves with the SFA provisions relating to resale restrictions in Singapore and comply accordingly.  Switzerland  The New Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange or on any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the New Shares constitutes a prospectus or a similar notice, as such terms are understood under art. 35 of the Swiss Financial Services Act or the listing rules of any stock exchange or regulated trading facility in Switzerland.  No offering or marketing material relating to the New Shares has been, nor will be, filed with or approved by any Swiss regulatory authority or authorised review body. In particular, this document will not be filed with, and the offer of New Shares will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).  Neither this document nor any other offering or marketing material relating to the New Shares may be publicly distributed or otherwise made publicly available in Switzerland. The New Shares will only be offered to investors who qualify as “professional clients” (as defined in the Swiss Financial Services Act). This document is personal to the recipient and not for general circulation in Switzerland.

 International Offer Jurisdictions  38  United Kingdom  Neither this document nor any other document relating to the offer has been delivered for approval to the Financial Conduct Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the New Shares.  The New Shares may not be offered or sold in the United Kingdom by means of this document or any other document, except in circumstances that do not require the publication of a prospectus under section 86(1) of the FSMA. This document is issued on a confidential basis in the United Kingdom to “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation. This document may not be distributed or reproduced, in whole or in part, nor may its contents be disclosed by recipients, to any other person in the United Kingdom.  Any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received in connection with the issue or sale of the New Shares has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of the FSMA does not apply to the Company.  In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (“relevant persons”). The investment to which this document relates is available only to relevant persons. Any person who is not a relevant person should not act or rely on this document.  United States  This document does not constitute an offer to sell, or a solicitation of an offer to buy, securities in the United States. The New Shares have not been, and will not be, registered under the US Securities Act of 1933 or the securities laws of any state or other jurisdiction of the United States. Accordingly, the New Shares may not be offered or sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the US Securities Act and applicable US state securities laws.  The New Shares may be offered and sold in the United States only to:  “qualified institutional buyers” (as defined in Rule 144A under the US Securities Act); and  dealers or other professional fiduciaries organized or incorporated in the United States that are acting for a discretionary or similar account (other than an estate or trust) held for the benefit or account of persons that are not US persons and for which they exercise investment discretion, within the meaning of Rule 902(k)(2)(i) of Regulation S under the US Securities Act.

 Key Risks  38  You should be aware that an investment under the Capital Raisings, being an investment in New Shares, involves various risks. This Section sets out some of the key risks associated with an investment in New Shares. A number of risks and uncertainties, which are both specific to Sayona and of a more general nature, may adversely affect the operating and financial performance or position of Sayona which in turn may affect the value of New Shares and the value of an investment in Sayona. There are also risks associated with the Transaction and each of the Capital Raisings, including those which are described below. The risks and uncertainties described below are not an exhaustive list of the risks facing Sayona, the Transaction, the Capital Raisings or associated with an investment in Sayona. Additional risks and uncertainties may also become important factors that adversely affect Sayona’s operating and financial performance or position.  This document is not financial product advice and has been prepared without taking into account your investment objectives or personal circumstances. Before investing in New Shares, you should consider whether an investment in New Shares is suitable for you. Potential investors should consider publicly available information on Sayona, carefully consider their personal circumstances and consult their stockbroker, solicitor, accountant or other professional adviser before making an investment decision.  Key Risk  Overview  Risks relating to Sayona  Operational Safety  Sayona is subject to extensive laws and regulations regarding occupational health and safety, and the risk of non-compliance with those laws and regulations may adversely impact Sayona’s operations, reputation, financial performance and financial position. All operations and development activities continue to have a strong focus on safe production and development. However, regardless of how carefully Sayona undertakes its operations, mining and exploration operations carry an inherent risk of liability and as such, these risks cannot be eliminated.  Climate change risk  Severe weather events and the challenges posed by climate change are inherently uncertain and have the potential to adversely affect Sayona’s operations and financial performance. While Sayona will endeavor to manage these risks and limit any consequential impacts, there can be no guarantee that Sayona’s operations and the value of its shares will not be impacted.  Social and environment  The operations and proposed activities of Sayona are subject to the laws and regulations concerning the environment and indigenous heritage. Sayona’s relations with local communities and First Nations people in the areas where its assets are located are important to its operations and may be affected by uncertain factors. It’s Sayona’s intention to conduct its activities to the highest standard of environmental and heritage obligations, including complying with all environmental laws or laws relating to the protection of indigenous heritage. Sayona actively engages with all stakeholders on a regular basis to better understand and address the individual needs of local communities and First Nations people.  However, regardless of how carefully Sayona undertakes its operations, both mining and exploration operations carry an inherent risk of liability associated with, amongst other things damage to natural environment and indigenous heritage. If the compliance costs of such legislation become so significant as to impact Sayona’s costs of carrying on business, this may also have an impact on the future value of Sayona’s shares.

 Key Risks  38  Key Risk  Overview  Risks relating to Sayona  Operational performance  Sayona’s operations may not deliver a safe, stable and predictable operational performance and consequently have a negative impact on Sayona and its shares.  Major external events or natural disasters  Sayona’s projects now or in the future are susceptible to certain physical and other risks, including natural disasters, environmental hazards, pandemics and other catastrophic events, which could disrupt production and have a material adverse effect on Sayona’s financial and operational performance.  Whilst Sayona has contingencies and plans in place to ameliorate these risks, such events or natural disasters carry an inherent risk of damage to site infrastructure or transport/energy related infrastructure and may cause disruption to services and supplies and access to site by employees. These events may significantly impact on Sayona’s operations.  Projects fail to deliver  Sayona has a considerable portfolio of development assets. All projects have inherent delay and cost risks, particularly in the current challenging global market (low lithium pricing, geopolitical instability, logistics, inflation, skilled labour availability, etc.).  Whilst Sayona is focussed on de-risking the development of these projects, there is no guarantee that such projects meet current expectations or forecasts.  Commodity Prices  The prices of commodities, including lithium, are volatile and such volatility may negatively affect Sayona’s revenue and cash flows.  Commodity prices fluctuate and are affected by many factors beyond Sayona’s control, such as inflation, interest rates and currency exchange. The price of lithium and the global demand for lithium is also reactive to supply and demand fluctuations. Such fluctuations are influenced by various factors, including the level of consumer demand, potential distribution problems, technological advances, availability of alternatives, global economic and political developments, forward-selling activities and other macro-economic factors. In particular, the demand for lithium is also dependent upon the demand for lithium batteries and battery electric vehicles. Any one of these factors may affect the price of, or demand for, lithium, which in turn may affect the price that Sayona is able to obtain for lithium or the amount of lithium that Sayona can sell.  Market changes in lithium industry  The growth of Sayona’s business, as well as Sayona’s financial condition and financial performance, are dependent on the continued growth in demand for electric vehicles, the growth in demand for lithium chemicals and the growth of the lithium markets generally.  Macro risk  General economic conditions may adversely impact Sayona’s operating and financial performance and financial position, including its future revenues and share price. Sayona’s operating and financial performance is influenced by a variety of general economic and business conditions, including consumer spending levels, lithium prices, inflation, interest and exchange rates, supply and demand trends, key customer concentration, industrial disruption, availability of debt and capital markets, and government fiscal, monetary and regulatory policies.

 Key Risks  38  Key Risk  Overview  Risks relating to Sayona  Geopolitical risk  Global and local conflicts, including the tensions between China and Taiwan, the war in Ukraine and the conflict in Israel, could adversely impact Sayona’s operations, financial performance and financial position.  Political risk  Sayona’s financial performance, operations, share price and profitability may be adversely affected due to circumstances in the countries where Sayona operates, particularly in Canada.  To conduct its business, Sayona must obtain various governmental licenses, permits, authorisations, concessions and other approvals in connection with its activities in relevant jurisdictions, including Canada and Australia. Such approvals are related to the laws and regulations that govern prospecting, developing, mining, production, exports, taxes, labour standards, occupational health, waste disposal, toxic substances, land use, surface rights, environmental protection, safety and other matters.  Changes in political, regulatory, or fiscal frameworks in these countries could adversely impact Sayona’s financial performance, operations, share price and profitability.  Liquidity risk – debt and capital markets  Sayona’s operations and development plans may require additional funding or capital for future activities.  There is no certainty that Sayona will be able to secure debt, equity funding or alternative means of funding on favourable terms or at all. If Sayona is unable to secure adequate external funding or capital on acceptable terms, or at all, its development and expansion plans may be adversely affected. This may impact the value of Sayona’s shares.  Staffing and key management personnel  Sayona’s operations, financial performance and financial position are dependent on attracting and retaining qualified key personnel. Sayona relies on the experience, skills and knowledge of its key personnel in Canada and Australia to successfully manage its business. The availability and retention of skilled personnel is highly competitive in the current market, particularly in Canada with current mining industry growth in certain sectors. Sayona relies heavily on critical executive and senior management level individuals, as well as those with niche technical skills. The inability to attract and retain key personnel, including personnel with technical skills, or the unexpected loss of such personnel may adversely affect Sayona’s operations, financial performance and financial position.  Sayona’s upcoming AGM on 28 November 2024 includes a spill resolution, which provides that shareholders may vote to allow for a spill meeting to occur within 90 days of the AGM. If this resolution passes, the non-executive directors currently in place will be replaced before completion of the Merger and there will be a loss of continuity of input from those directors.  Fraud, corruption and misconduct  Sayona’s reputation, business and financial performance may be materially and adversely impacted by fraud or violations of anti-bribery and anti-corruption laws.

 Key Risks  38  Key Risk  Overview  Risks relating to Sayona  Royalty claims  Many of the mining claims of which Sayona has an interest are subject to ongoing royalty obligations. The amount of the royalties payable in respect of a claim may have an impact on the economic viability of that claim, depending on various factors such as commodity prices and prevailing economic conditions. The amount of royalties payable may impact on profitability of Sayona and consequently impact on the value of Sayona’s shares.  Resource estimate  Resource estimates are expressions of judgement based on knowledge, experience and industry practice. Estimates which were valid when originally calculated may alter significantly when new information or techniques become available. In addition, by their very nature, resource estimates are imprecise and depend to some extent on interpretations, which may prove to be inaccurate.  As further information becomes available through additional fieldwork and analysis, the estimates are likely to change. This may result in alterations to development and mining plans which may, in turn, adversely affect Sayona’s operations. This may impact on Sayona’s future profitability any consequently the value of Sayona’s shares.  Exploration risk  Exploration for mineral resources is highly speculative. There is no assurance that exploration of the tenement portfolio in which Sayona has an interest, will result in the discovery of a mineral deposit let alone one that results in an increase of Sayona’s current mineral resource, or the conversion of any of Sayona’s mineral resources to ore reserves. Further, there is no certainty that any of the minerals discovered will be able to be economically recovered. In particular, the success of Sayona’s future exploration activities may be affected by a range of factors including geological conditions, limitations on activities due to seasonal weather patterns, unanticipated operational and technical difficulties, industrial and environmental accidents, changing government regulations and may other factors beyond the control of Sayona.  Further the exploration costs of Sayona are based on certain assumptions with respect to the method and timing of exploration. By their nature, these estimates and assumptions are subject to significant uncertainties and accordingly, the actual costs may differ materially from these estimates and assumptions. Sayona will need access to ongoing sources of capital in order to progress its exploration program. Sayona’s inability to exploit its exploration assets, may impact on the future value of Sayona’s shares.  Land access  From time to time, Sayona’s tenements, or tenements Sayona has legal or beneficial interest in, may be subject to access restrictions. These may relate to the freehold owner of the land on which the tenements are located, or the rights of indigenous people. In those circumstances, Sayona may have to resolve access arrangements under the relevant regime prior to entering upon the land to carry out activities or developing a mine on the tenements. Access arrangements may be subject to the provision of monetary compensation, compensation for damage to land, and restoration of the land.  There can be no guarantee that applications or access arrangements will be resolved in a timely fashion, in Sayona’s favour, or in a manner that is commercially viable for Sayona. Sayona’s inability to resolve access issues on satisfactory terms, may impact its operations, and particularly its exploration program. If access issues are not resolved satisfactorily, this may impact on the future value of Sayona’s shares.

 Key Risks  38  Key Risk  Overview  Risks relating to Sayona  Taxation  Changes to corporate income tax, import duties, property tax, excise tax, withholding tax or any other applicable taxation legislation or policies relevant to Sayona may adversely affect Sayona’s financial profitability, net assets and cash flow and the returns to investors.  Litigation  Legal proceedings may arise from time to time in the course of Sayona’s business. Sayona may be involved in disputes with other parties which may result in litigation. Any such claim or dispute, if proven, may impact adversely on Sayona’s operations, financial performance and financial position.  Insurance  There are significant exploration and operating risks associated with lithium exploration and mining, including adverse weather conditions, environmental risks and fire, all of which can result in injury to persons as well as damage to or destruction of the plant, equipment, production facilities and other property. Sayona is also subject to environmental risks such as pollution and environmental damage. Should a significant event occur where Sayona is not fully insured there could be a negative impact on Sayona. In addition, in the future, some or all of Sayona’s insurance coverage may become unavailable or prohibitively expensive.  Risks relating to the Transaction  Transaction may not complete or may be delayed  Completion of the Transaction is conditional on various matters including shareholder approval from both Sayona and Piedmont. Refer to the ASX announcement in relation to the Transaction and Capital Raisings released by Sayona to ASX on the same date as this presentation for further information regarding the material conditions for the Transaction. There can be no certainty, nor can Sayona provide any assurance or guarantee, that these conditions will be satisfied or waived or, if satisfied or waived, when that will occur.  If for any reason any of the conditions are not satisfied or waived (where capable of being waived) by the time required, completion of the Transaction (Completion) may be delayed or may not occur on the current terms or at all. Sayona will have incurred significant transaction costs in relation to the Transaction even if it does not proceed and these costs may include a reverse break fee of $[X] payable by Sayona in certain circumstances to Piedmont. There is a risk that the transaction costs associated with the Transaction (whether it completes or not) results in Sayona not achieving the earnings guidance it has previously provided to the market.  There may be other adverse consequences for Sayona and Sayona shareholders if Completion does not occur, including that the trading price of Sayona’s shares may be materially adversely affected and the anticipated synergies and other benefits that Sayona expects to achieve from the Transaction will not be realised. If Completion is delayed, Sayona may incur additional costs and it may take longer than anticipated for MergeCo to realise the benefits of the Transaction. Any failure to complete or delay in completing the Transaction could materially and adversely affect the price of Sayona’s shares.

 Key Risks  38  Key Risk  Overview  Risks relating to the Transaction  Scrip component of merger consideration  As part of the Transaction, Piedmont shareholders will receive consideration in the form of fully paid ordinary shares in Sayona. Existing Sayona shareholders and new investors who take up shares under the Capital Raisings will have their shareholding significantly diluted by the issue of the shares to the Piedmont shareholders. Immediately after Completion, it is expected that Sayona and Piedmont shareholders will own approximately [50%] / [50%] of the shares in MergeCo respectively (on a fully diluted basis).  Reliance on information provided  Sayona undertook a due diligence process in respect of the Transaction, which relied in part on legal, financial, taxation, synergies and operational due diligence on information provided by or on behalf of Piedmont. If any such information provided to, and relied upon by, Sayona in its due diligence, and in its preparation of this presentation and other materials given to ASX, proves to be incorrect, incomplete or misleading, or if any of those due diligence enquiries failed to identify potential issues, there is a risk that the actual financial position and performance of Piedmont may be materially different to Sayona’s understanding, or the realisable synergies from the Transaction will be less than anticipated including those reflected in this presentation. Either of these could have a material adverse effect on MergeCo’s financial condition or performance.  There is also a risk that the due diligence conducted has not identified issues that would have been material to the decision to enter into the Transaction, or that certain potential issues identified as part of Sayona’s due diligence may not have been accurately assessed or quantified or are not possible to quantify or for which sufficient protection is not provided for in the Transaction Agreement. A material adverse issue that was not identified prior to entry into the Transaction (or an issue that later proves to be more material than first anticipated) could have an adverse impact on the reputation, financial performance or operations of Sayona (for example, Sayona may later discover Piedmont liabilities or defects which were not identified through due diligence, are more than initially identified through due diligence, or for which there is no contractual protection). Due diligence cannot uncover all potential issues or historical non- compliance by a merger partner, and reliance has, by necessity, been placed by those undertaking due diligence on the accuracy of information and confirmations provided by Piedmont and its representatives.  Further, as is usual in undertaking mergers and acquisitions, the due diligence process undertaken identified a number of risks associated with Piedmont, which Sayona had to evaluate and manage. Certain risks cannot be avoided or managed appropriately and the mechanisms used to manage these risks included in certain circumstances the acceptance of the risk as tolerable on commercial grounds such as materiality. There is a risk that the approach taken by Sayona may be insufficient to mitigate the risk, or that the materiality of these risks may have been underestimated or unforeseen or for which there is no contractual protection, and hence they may have a material adverse impact on Sayona’s operations, earnings and financial position.  The information reviewed by Sayona included forward looking information. While Sayona has been able to review some of the foundations for the forward- looking information relating to Piedmont, forward looking information is inherently unreliable and based on assumptions that may change in the future.

 Key Risks  38  Key Risk  Overview  Risks relating to the Transaction  Integration risk and realisation of synergies  The integration of two businesses of the size and nature of Sayona and Piedmont carries risk, including potential delays or costs in implementing necessary changes and difficulties in integrating various operations and systems. The success of the Transaction, and the ability to realise the expected benefits of the Transaction outlined in this presentation, is dependent on the effective and timely integration of Sayona and Piedmont following Completion. There is a risk that integration could take longer, be more complex or cost more than expected, encounter unexpected challenges or issues (including differences in corporate culture loss of, or reduction in, key personnel, expert capability or employee productivity, or failure to procure or retain employees of Sayona, require changes to operating models), or divert the attention of management, which impact on the integration process (which in turn could cause the anticipated benefits and synergies of the integration of Sayona and Piedmont being less than estimated).  Integration risk and realisation of synergies (cont’d)  A failure to integrate the businesses in the time and manner contemplated by Sayona or a failure to achieve the targeted synergies of integration may impact on the financial performance, operation and position of Sayona. Furthermore, Piedmont will be a material part of MergeCo’s business upon acquisition. If the Piedmont business does not perform as expected, this could have a material adverse impact Sayon’s financial position and performance.  Historical liabilities of Piedmont Lithium  If the Transaction completes, Sayona may become directly or indirectly exposed to liabilities that Piedmont may have incurred or is liable for in the past as a result of prior acts or omissions, including liabilities which were not identified during the due diligence enquiries or which are greater than expected, or for which were accepted as a tolerable risk. Such liabilities may adversely affect the financial performance or position of Sayona after the Transaction.  Piedmont has its own corporate, tax, regulatory and risks frameworks. However, there is a risk that Piedmont’s existing frameworks were inadequate. For example, if Piedmont’s ‘s tax and regulatory frameworks were inadequate, there is a risk that Piedmont has not properly identified and responded to changes in tax laws or other laws and regulations which apply to it.  There is a risk that Sayona could be exposed to unexpected liabilities resulting from past non-compliances by Sayona with applicable laws or regulations, which may impact on the financial performance or position of Sayona. It may also have other impacts, such as attracting greater scrutiny from regulators or cause reputational damage.

 Key Risks  38  Key Risk  Overview  Risks relating to the Transaction  Analysis of merger opportunity  Sayona has undertaken financial, tax, legal, commercial and technical analysis of Piedmont in order to determine its attractiveness to Sayona and whether to proceed with the Transaction. It is possible that despite such analysis and the best estimate assumptions made by Sayona, the conclusions drawn are inaccurate or are not realised. While Sayona has undertaken analysis in relation to the expected benefits of the Transaction, including synergies, they remain Sayon’s estimate of the benefits expected to be achieveable, and there is a risk that the actual benefits may be less than expected or delayed, or that the expected benefits may not materialise at all or cost more to achieve than originally expected.  To the extent that the actual results achieved by the Transaction are different to those indicated by Sayona’s analysis, there is a risk that the performance of Sayona following the Transaction may be different (including in a materially adverse way) from what is reflected in this presentation. There is also a risk that Sayona’s assessment of matters such as the taxation consequences of the Transaction is challenged by revenue authorities, which can involve future expenditure to consider and defend such challenges or to meet any additional costs or claims.  Integration of accounting policies and methods  Sayona and Piedmont, as standalone entities, have particular accounting policies and methods which are fundamental to how they record and report their financial position and results of operations. Sayona and Piedmont may have exercised judgment in selecting accounting policies or methods, which might have been reasonable in the circumstances yet might have resulted in reporting materially different outcomes than would have been reported under the other company’s policies and methods. The integration of Sayona and Piedmont’s accounting functions may lead to revisions of these accounting policies, which may adversely impact MergeCo’s reported results of operations and/or financial position and performance. Year-end reporting periods will be aligned post implementation of the Transaction.  Price of shares may fluctuate  Sayona’s shares are freely tradeable on the ASX. The price at which the shares trade following completion of the Transaction will be affected by the financial performance of MergeCo and by external factors unrelated to the operating performance of the MergeCo, including movements on international share markets, the level of interest rates, exchange rates and commodity prices, general domestic and international economic conditions and government policies relating to taxation and other matters.  Foreign exchange risk and foreign regulations  The Transaction includes the acquisition of controlling interests in overseas entities that operate in foreign jurisdictions. These entities transact in the local currencies of the countries in which they are domiciled. The value of a financial asset, liability, commitment or earnings held or transacted in foreign currency may be impacted by changes in currency exchange rates. The overseas operations of Piedmont are also subject to the laws of those countries and could be adversely impacted by changes to laws or regulations in those countries in the future.

 Key Risks  38  Key Risk  Overview  Transaction risks  Alignment of year ends and acquisition accounting  Sayona and Piedmont have different year end reporting periods with Sayona reporting on a year ended 30 June basis and Piedmont using 31 December. The application of acquisition accounting and the alignment of financial year ends will likely impact MergeCo’s reported results of operations and/or financial position and performance  Risks associated with the Capital Raisings  General investment risks  An investment in Sayona is subject to risks, some of which are beyond the control of Sayona. The existence of risk means that the performance of Sayona could be adversely affected Sayona does not guarantee any particular rate of return or the performance of Sayona’s shares. Some of the factors which may adversely impact the price of Sayona shares include:  General movements in Australian and international stock markets;  Commodity prices;  Investor sentiment;  Australian and international economic conditions and outlook;  Changes in interest rates and the rate of inflation;  Change in government regulation and policies;  Announcement of new technologies; and  Geo-political stability, including international hostilities and acts of terrorism.  The risks outlined above, together with other general risks, are applicable to all investments in listed securities not specifically referred to, may affect the value of shares in Sayona (including New Shares) in the future. There is no guarantee that the New Shares will make a return on the capital invested or that there will be an increase in the value of the New Shares in the future. This Section should be treated as a general guide to possible risks only.  While Sayona may be able to minimise the impact of some risks through various risk management techniques, many of the risks identified in this Section are beyond the control of Sayona and as such cannot be eliminated or their impact minimised.

 Key Risks  38  Key Risk  Overview  Risks associated with the Capital Raisings  Share price and liquidity  Sayona is subject to the general market risks inherent in all securities traded on a stock exchange. The market price for Sayona’s shares may fluctuate over time as a result of a number of factors, including it financial performance and prospects, prevailing market conditions, commodity prices and foreign exchange movements, general investor sentiment, inflation, geo-political conditions, fiscal policy and interest rate rises, as well as the liquidity and volume of the shares being bought or sold at any point in time. Sayona’s shares may therefore rise above or below the current share price, or the offer price, depending on its financial performance and various other factors which are outside of its control.  No dividend or other distribution in the near term  Sayona’s directors do not in the near term intend to pay profits of Sayona out in the form of dividends or other distributions but will instead reinvest those amounts into development of the business. Accordingly, any investment in Sayona’s shares may not carry with it income returns in the form of dividends or other distributions and any returns will be limited to any capital growth arising from any increase in the price of Sayona shares.  Underwriting risk  Sayona has entered into a Placement Agreement under which the Lead Manager has agreed to fully underwrite the Unconditional Placement and lead manage the Conditional Placement (together, the “Placement”), subject to the terms and conditions of the Placement Agreement. If certain conditions are not satisfied (including, in relation to the Conditional Placement, that RCF VIII does not pay and subscribe for the New Shares the subject of the subscription agreement between RCF VIII and Sayona) or certain events occur, the Lead Manager may terminate the Placement Agreement (for further information, see Summary of Sayona Placement Agreement slides). The ability of the Lead Manager to terminate the Placement Agreement in respect of certain events will depend on whether the Lead Manager has reasonable grounds to believe that such event, matter or circumstance has or is likely to have a material adverse effect on the financial position or prospects of the Sayona group or the outcome or success of the Placement (or any part of it) or the market price of, or ability to settle the Placement of, any of the Placement Shares, or could give rise to a contravention by the Lead Manager (or one of its affiliates) of (or the involvement of the Lead Manager in a contravention of) or liability of the Lead Manager (or one of its affiliates) under the Corporations Act or any other applicable law.

 Summary of Placement Agreement  38  Summary of Placement Agreement  Sayona has entered into a placement agreement with the Lead Manager in respect of the Sayona Unconditional Placement and the Conditional Placement (together, the “Placement”) under which the Lead Manager has agreed to fully underwrite the Unconditional Placement and lead manage the Conditional Placement (“Placement Agreement”). The Placement Agreement contains certain conditions precedent (including, in relation to the Conditional Placement, that RCF VIII pays and subscribes for the New Shares the subject to the subscription agreement between RCF VIII and Sayona (and that such agreement is not withdrawn, rescinded, breached (in a material respect), terminated, altered or amended in a manner that is materially adverse to the Company, or becomes void, voidable or otherwise non-binding prior to settlement of the Sayona Unconditional Placement)), representations and warranties, undertakings and indemnities in favour of the Lead Manager. Details of the fees payable to the Lead Manager are included in the Appendix 3B released to ASX on the date of this Presentation.  The Lead Manager may terminate its obligations under the Placement Agreement on the occurrence of certain events, including the following:  the merger agreement in relation to the Transaction (“Merger Agreement”) is terminated, rescinded or repudiated (or threatened to be so), amended in a material respect without the prior written consent of the Lead Manager, or is or becomes void or voidable;  ASX announces that Sayona will be removed from the official list or that any shares will be removed from official quotation or, without the prior written consent of the Lead Manager, suspended from quotation by ASX for any reason;  any of Sayona’s announcements, advertisements, publicity or roadshow materials relating to Sayona or the Placement (including announcements in respect of the Placement) (“Placement Documents”) includes content that is misleading or deceptive or is likely to mislead or deceive, in a material respect (including by omission); any statement of opinion or belief in any of Sayona’s Public Documents is not truly and honestly held or there are no reasonable grounds for making any such statement; or any amendment or update to a cleansing notice in respect of the Placement which is issued or is required to be issued is materially adverse from the point of view of an investor;  there is an application to a government authority for an order, declaration or other remedy, or a government authority commences any investigation or hearing or announces its intention to do so, in each case in connection with the Placement or any agreement entered into in respect of the Placement which, in the Lead Manager’s reasonable opinion, has reasonable prospects of success and such application, investigation or hearing becomes public or is not withdrawn by the time stipulated in the Placement Agreement; or proceedings are commenced or there is a public announcement of an intention to commence proceedings before a court or tribunal of competent jurisdiction in Australia seeking an injunction or other order in relation to the Placement, which in the Lead Manager’s reasonable opinion, has reasonable prospects of success;  ASIC (1) makes, or threatens to make, an application for an order under Part 9.5 of the Corporations Act in relation to the Placement or the Transaction and such application (or threat) becomes public or is not withdrawn by the time stipulated in the Placement Agreement; (2) commences, or conveys its intention to commence, any investigation or hearing under Part 3 of the Australian Securities and Investments Commission Act 2001 (Cth) in relation to the Placement or the Transaction and any such investigation or hearing (or intention) becomes public or is not withdrawn by the time stipulated in the Placement Agreement; or (3) otherwise issues or threatens to issue proceedings in relation to the Placement or the Transaction or commences any formal investigation or inquiry into the Placement and such issue, threat or commencement becomes public or is not withdrawn by the time stipulated in the Placement Agreement;  ASX does not, or states that it will not, grant official quotation of all the Sayona Unconditional Placement shares and Conditional Placement shares;

 Summary of Placement Agreement  38  Summary of Placement Agreement (cont’d)  a Sayona director is charged with an indictable offence, any regulatory body commences (or announces an intention to take) any public action against a Sayona director in his or her capacity as such, or any Sayona director is disqualified from managing a corporation under the Corporations Act;  an event in the timetable for the Placement is delayed by Sayona for more than 2 business days without the prior written approval of the Lead Manager;  Sayona alters its capital structure (subject to certain specified exclusions) without the prior consent of the Lead Manager;  a Public Document includes any forecast, expression of opinion, belief, intention or expectation which is not based on reasonable grounds or any other announced forecast or expectation comes incapable of being met;  Sayona or any of its related bodies corporate or any of their directors or officers engage in any fraudulent conduct or activity;  there is an event, occurrence or non-occurrence, or development of an existing event, occurrence or non-occurrence, which makes it illegal for the Lead Manager to satisfy a material obligation under the Placement Agreement;  Sayona withdraws the Placement or any part of it;  without the prior consent of the Lead Manager and subject to certain exclusions, a change to the Sayona board of directors or certain key management personnel;  any certificate which is required to be provided by Sayona under the Placement Agreement is not provided when required or is untrue or incorrect;  any material Sayona group member is, or becomes, insolvent;  a condition precedent, as set out in the Placement Agreement, is not satisfied or waived by the Lead Manager by the time required;  a new circumstance that would be adverse from the point of view of an investor arises that would have been required to be disclosed in the documents relating to the Placement;  Sayona is in breach of the Placement Agreement or any of Sayona’s representations or warranties in the Placement Agreement is or becomes incorrect, untrue or misleading;  there is an omission from or misstatement relating to the completed due diligence questionnaire or other information provided by Sayona to the Lead Manager;  there is introduced or there is a public announcement of a proposal to introduce, into the Parliament of Australia, or any State of Australia or the Province of Quebec a new law, or the Reserve Bank of Australia, any Commonwealth or State or Territory authority, or a Province of Quebec authority, adopts or announces a proposal to adopt a new policy (other than a law or policy which has been announced before the date of the Placement Agreement);

 Summary of Placement Agreement  38  Summary of Placement Agreement (cont’d)  a contravention by Sayona of the Corporations Act, its constitution, any of the ASX Listing Rules or any other applicable law or regulation;  Sayona or any of its respective related bodies corporate charges, or agrees to charge, the whole or a substantial part of their respective business or property other than certain specified exceptions;  any aspect of the Placement does not comply with the Corporations Act or the ASX Listing Rules;  there is an adverse change, or an event occurs which is likely to give rise to an adverse change, in the financial position, results, condition, operations or prospects of the Sayona group other than as disclosed by Sayona to the ASX before the date of this Presentation;  trading in all securities quoted or listed on ASX, NASDAQ or the New York Stock Exchange is suspended or limited in a material respect for more than three days on which that exchange is open for trading;  any adverse change or disruption to the existing financial markets, political or economic conditions of Australia, Canada, Ghana or the United States or the international financial markets or any change in national or international political, financial or economic conditions;  a general moratorium on commercial banking activities in Australia, Canada, Ghana or the United States is declared by the relevant central banking authority in any of those countries, or a material disruption in commercial banking or security settlement or clearance services in any of those countries;  hostilities not presently existing at the date of this Placement Agreement commence (whether war has been declared or not) involving any one or more of Australia, Canada, Ghana, the People’s Republic of China or the United States or a major escalation in such existing hostilities occurs (whether war has been declared or not) involving any of those countries or a major terrorist act is perpetrated involving any of those countries or a national emergency is declared by any of those countries or a significant terrorist act is perpetrated anywhere in the world (other than in Israel, Iran, Lebanon or the surrounding region to those countries other than certain exclusions); or  certain Sayona information includes a statement which is or becomes misleading or deceptive or likely to mislead or deceive.  In some cases, the ability of the Lead Manager to terminate the Placement Agreement is limited to circumstances where the Lead Manager has reasonable grounds to believe that such event, matter or circumstance has or is likely to have a material adverse effect on the financial position or prospects of the Sayona group or the outcome or success of the Placement (or any part of it) or the market price of, or ability to settle the Placement of, any of the Placement Shares, or could give rise to a contravention by the Lead Manager (or one of its affiliates) of (or the involvement of the Lead Manager in a contravention of) or liability of the Lead Manager (or one of its affiliates) under the Corporations Act or any other applicable law.  If the Lead Manager terminates its obligations under the Placement Agreement, the Lead Manager will not be obliged to perform any of its obligations that remain to be performed. Termination of the Placement Agreement could have an adverse impact on the amount of proceeds raised under the Placement.

 Summary of the Subscription Agreement  38  Summary of Subscription Agreement  RCF VIII has agreed to subscribe for shares in MergeCo under the Conditional Placement on the terms and conditions set out in a subscription agreement, the key terms of which are summarised below.  Subscriber  Resource Capital Fund VIII L.P.  Subscription Amount  A$69 million.  Subscription Shares  2,156,250,000 new MergeCo shares.  Subscription Price  A$0.032 per new MergeCo share.  Conditions Precedent  Sayona shareholder approval.  Completion of the Transaction (and prior to that time, the Merger Agreement not having been amended, modified or varied in a material respect that would, or would be reasonably likely to, have a material adverse effect without the prior written consent of RCF VIII).  The placement agreement as it relates to the Sayona Unconditional Placement not having been terminated, repudiated or rescinded or amended, modified or varied in a material respect without the prior written consent of RCF VIII.  Other customary conditions precedent.  Completion timing  Shortly following satisfaction or waiver of the conditions precedent (expected to occur 1H CY2025).  Warranties and Indemnity  Customary representations and warranties for the transaction contemplated.  Subject to certain customary limitations, the Company indemnifies RCF VIII against all loss suffered or incurred by RCF VIII arising directly or indirectly from, or incurred in connection with, a breach of any of the Company warranties.  Termination  Either party may terminate the subscription agreement on the occurrence of certain insolvency events. In addition, RCF VIII may terminate the agreement  if any warranty by Sayona is, or becomes false, incorrect or misleading in a material respect and either the circumstances giving rise to it is not capable of remedy or is not remedied within a specific time and the circumstances giving rise to it has had or is reasonably expected to have a material adverse effect.  Board observer rights  RCF VIII may nominate one observer to the MergeCo Board who, subject to confidentiality restrictions, is entitled to attend all Board and Board committee meetings and receive copies of all materials provided to the board. Such observer has no Board voting rights.  Information and access rights  RCF VIII shall be entitled to receive documents, reports, financial data and other information as RCF VIII may reasonably request and to visit and inspect any of the properties and books and records of MergeCo.  Standstill  RCF VIII is subject to a standstill until 31 March 2026 subject to common exceptions.  Fees and expenses  If completion does not occur in certain circumstances Sayona will pay RCF VIII fees and expenses incurred by RCF VIII in connection with the subscription agreement up to a maximum of US$500,000.

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